                                                                   EXHIBIT 10.5

                            FLEET CAPITAL CORPORATION





                           LOAN AND SECURITY AGREEMENT

                           Dated: As of March 5, 1999

                                   $17,500,000





                              UNION DRILLING, INC.


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                                TABLE OF CONTENTS

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                                                                                                                     PAGE

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SECTION 1 - CREDIT FACILITY......................................................................................     1
1.1.     Revolving Credit Loans; Reserves........................................................................     1
1.2.     Term Loan...............................................................................................     1
1.3.     Use of Proceeds.........................................................................................     2

SECTION 2 - INTEREST, FEES AND CHARGES...........................................................................     2
2.1.     Interest................................................................................................     2
2.2.     Computation of Interest and Fees........................................................................     3
2.3.     Closing Fee.............................................................................................     3
2.4.     Unused Line Fee.........................................................................................     3
2.5.     Audit Expenses..........................................................................................     3
2.6.     Reimbursement of Expenses...............................................................................     3
2.7.     Bank Charges............................................................................................     4
2.8.     Change of Law...........................................................................................     4
2.9.     Capital Adequacy Charge.................................................................................     4

SECTION 3 - LOAN ADMINISTRATION..................................................................................     5
3.1.     Manner of Borrowing Loans...............................................................................     5
3.2.     Payments................................................................................................     6
3.3.     Special Provisions Relating to LIBOR Rate Loans.........................................................     7
3.4.     Application of Payments and Collections.................................................................     9
3.5.     All Loans to Constitute One Obligation..................................................................     9
3.6.     Loan Account............................................................................................     9
3.7.     Statements of Account...................................................................................    10
3.8.     Mandatory Prepayments...................................................................................    10

SECTION 4 - TERM AND TERMINATION.................................................................................    10
4.1.     Term of Agreement.......................................................................................    10
4.2.     Termination.............................................................................................    11

SECTION 5 - SECURITY INTERESTS...................................................................................    12
5.1.     Security Interest in Collateral.........................................................................    12
5.2.     Lien Perfection: Further Assurances.....................................................................    12

SECTION 6 - COLLATERAL ADMINISTRATION............................................................................    13
6.1.     General.................................................................................................    13
6.2.     Administration of Accounts..............................................................................    14
6.3.     Administration of Equipment.............................................................................    16
6.4.     Payment of Charges......................................................................................    16

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
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
SECTION 7 - REPRESENTATIONS AND WARRANTIES......................................................................     16
7.1.     General Representations and Warranties ................................................................     16
7.2.     Continuous Nature of Representations and Warranties....................................................     23
7.3.     Survival of Representations and Warranties.............................................................     23

SECTION 8 - COVENANTS AND CONTINUING AGREEMENTS.................................................................     23
8.1.     Affirmative Covenants..................................................................................     23
8.2.     Negative Covenants.....................................................................................     27
8.3.     Specific Financial Covenants...........................................................................     30
8.4.     Charter Documents and Other Agreements.................................................................     31

SECTION 9 - CONDITIONS PRECEDENT................................................................................     31
9.1.     Documentation..........................................................................................     32
9.2.     No Default.............................................................................................     32
9.3.     Other Loan Documents...................................................................................     32
9.4.     Minimum Availability on Closing Date...................................................................     32
9.5.     Receipt of Officer's Certificate.......................................................................     32
9.6.     Receipt of Internal December 31, 1998 Financial Statement..............................................     32
9.7.     Receipt of Vehicle Titles..............................................................................     33
9.8.     No Litigation..........................................................................................     33
9.9.     Acquisition Documents..................................................................................     33

SECTION 10 - EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT..................................................     33
10.1.    Events of Default......................................................................................     33
10.2.    Acceleration of the Obligations........................................................................     36
10.3.    Other Remedies.........................................................................................     36
10.4.    Remedies Cumulative; No Waiver.........................................................................     37

SECTION 11 - MISCELLANEOUS......................................................................................     38
11.1.    Power of Attorney......................................................................................     38
11.2.    Indemnity..............................................................................................     38
11.3.    Modification of Agreement; Sale of Interest............................................................     39
11.4.    Severability...........................................................................................     39
11.5.    Successors and Assigns.................................................................................     39
11.6.    Cumulative Effect; Conflict of Terms...................................................................     39
11.7.    Execution in Counterparts..............................................................................     40
11.8.    Notice.................................................................................................     40
11.9.    Lender's Consent.......................................................................................     41
11.10.   Credit Inquiries.......................................................................................     41
11.11.   Time of Essence........................................................................................     41
11.12.   Entire Agreement.......................................................................................     41
11.13.   Interpretation.........................................................................................     42
11.14.   GOVERNING LAW; CONSENT TO FORUM........................................................................     42
11.15.   WAIVERS BY BORROWER....................................................................................     43

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
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
SCHEDULE A................................................................................................          A-1

APPENDIX A ...............................................................................................    Appendix-1


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                                    EXHIBITS

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
Exhibit A -       Form of Term Note

Exhibit A-1 -     Form of Revolving Credit Note

Exhibit B -       Chief Executive Office, Places of Business, Collateral Locations

Exhibit C -       States and jurisdictions in which Borrower and each of its
                  Subsidiaries is duly qualified, authorized to do business and in good standing as a foreign corporation

Exhibit D -       Capitalization

Exhibit E -       Corporate, Fictitious and Trade names

Exhibit F -       Federal tax identification numbers

Exhibit G -       Patents, Trademarks, Servicemarks, Tradenames, Copyrights, Licenses

Exhibit H -       Material Contracts or Agreements

Exhibit I -       Pending or threatened actions, suits, proceedings or investigations

Exhibit J -       Capitalized Leases

Exhibit K -       Operating Leases

Exhibit L -       Benefit Plans

Exhibit M -       Collective Bargaining Agreements

Exhibit N -       Form of Compliance Certificate

Exhibit O -       Liens

Exhibit P -       Form of Borrowing Base Certificate

Exhibit Q -       Existing Surety Obligations

Exhibit R -       List of Motor Vehicles and Drilling Rigs

                           LOAN AND SECURITY AGREEMENT



         THIS LOAN AND SECURITY AGREEMENT is made as of this 5th day of March, 1999, by and between FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033 and UNION DRILLING, INC. ("Borrower"), a Delaware corporation with its chief executive office and principal place of business at Route 33 West, Mudlick Road, P.O. Drawer 40, Buckhannon, West Virginia 26201. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

SECTION 1 - CREDIT FACILITY

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a Total Credit Facility of up to $17,500,000 available upon Borrower's request therefor, as follows:

         1.1.     Revolving Credit Loans; Reserves.

                  Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in the manner set forth in subsection 3.1.1 hereof up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time, minus such reserves, if any, as Lender may elect to establish, as hereinafter provided. Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender shall deem necessary or appropriate, against the amount of Revolving Credit Loans which Borrower may otherwise request under this Section 1.1., including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (ii) shrinkage, spoilage and obsolescence of Inventory;
(iii) slow moving Inventory; (iv) other sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; (v) amounts owing by Borrower to any Person to the extent secured by a Lien (other than a Permitted Lien) on, or trust over, any Collateral of Borrower; (vi) accounts payable to Borrower's subcontractors and (vii) such other matters, events, conditions or contingencies as to which Lender, in its sole credit judgment, determines reserves should be established from time to time hereunder. The Revolving Credit Loans shall be repayable in accordance with the terms of the Revolving Credit Note and shall be secured by all of the Collateral.

         1.2.     Term Loan.

                  Lender agrees to make a term loan to Borrower on the Closing Date in the principal amount of $8,000,000, which shall be repayable in accordance with the terms of the Term Note and shall be secured by all of the Collateral.

         1.3.     Use of Proceeds.

                  The Revolving Credit Loans and the Term Loan shall be used solely for the acquisition of drilling equipment assets from IPSCO, to refinance certain existing indebtedness, and for Borrower's general operating and capital needs in a manner consistent with the provisions of this Agreement and all applicable laws.

SECTION 2 - INTEREST, FEES AND CHARGES

        2.1.     Interest.

                  2.1.1.     Rates of Interest.


                             (a) Revolving Credit Loans. At Borrower's election,
interest shall accrue on the unpaid principal balance of the Revolving Credit Loans made to Borrower and outstanding at the end of each day at (i) a fluctuating rate per annum equal to the Base Rate plus the Applicable Revolving Base Rate Margin, or (ii) a fixed rate per annum equal to the LIBOR Rate plus the Applicable Revolving LIBOR Rate Margin.

                             (b) Term Loan. At Borrower's election, interest
shall accrue on the unpaid principal balance of the Term Loan at (i) a fluctuating rate per annum equal to the Base Rate plus the Applicable Term Base Rate Margin, or (ii) a fixed rate per annum equal to the LIBOR Rate plus the Applicable Term LIBOR Rate Margin.

         The rate of interest payable on Base Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs.

                  2.1.2.     Default Rate of Interest.

                             Upon and after the occurrence of an Event of
Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to two percent (2%) above the interest rate otherwise applicable thereto (the "Default Rate").

                  2.1.3.     Maximum Interest.

                             In no event whatsoever shall the aggregate of all
amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

         2.2.     Computation of Interest and Fees.

                  Interest, unused line fees and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the next Business Day after receipt by Lender of such items.

         2.3.     Closing Fee.

                  Borrower shall pay to Lender for its own account a closing fee in the amount of $131,250, which shall be fully earned, nonrefundable and payable in full on or prior to the Closing Date. Prior to the Closing Date, the Borrower has made payments to the Lender totaling $75,000 which sum, less Lender's costs and out of pocket expenses, shall be credited against the closing fee.

         2.4.     Unused Line Fee.

                  Borrower shall pay to Lender a fee equal to one-half percent (.50%) per annum of the average monthly amount by which $17,500,000 ($15,500,000 until the earlier of: six (6) months from the Closing Date and the date on which the conditions described in Section 8.1.9 with respect to the MIS system are satisfied) exceeds the sum of the outstanding principal balance of the Loans. The unused line fee shall be payable monthly in arrears on the first day of each month hereafter and shall be subject to adjustment in accordance with the chart which appears in Appendix A.

         2.5.     Audit Expenses.

                  Borrower shall promptly pay or reimburse Lender on demand for all reasonable costs and out-of-pocket expenses incurred by Lender in connection with audits, examinations and inspections of Borrower, as and when such expenses are so incurred.

         2.6.     Reimbursement of Expenses.

                  If, at any time or times, Lender (regardless of whether or not an Event of Default then exists), or any Participating Lender (but only after the occurrence of an Event of Default), incurs reasonable legal or reasonable accounting expenses or any other reasonable costs or reasonable out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby (exclusive of expenses consisting of overhead and salaries); (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, any Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or any Borrower's affairs; (iv) any attempt to enforce any rights of Lender or any Participating Lender against any Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Lender shall be payable by Borrower, and chargeable to its Loan Account. All amounts chargeable to Borrower under this Section 2.6 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender or to such Participating Lender, as the case may be, and shall bear interest from the date such demand is made until paid in full at the Base Rate as in effect from time to time, plus the Applicable Revolving Base Rate Margin. Borrower agrees to reimburse Lender for reasonable expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in Section 6 hereof.

         2.7.     Bank Charges.

                  Borrower agrees to pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender or any Participating Lender, of proceeds of Loans and (ii) the depositing for collection, by Lender or any Participating Lender, of any check or item of payment received or delivered to Lender or any Participating Lender on account of the Obligations.

         2.8.     Change of Law.

                  Notwithstanding any other provision herein, if any change in any "Requirement of Law" or in the interpretation or application thereof shall make it unlawful for Lender to make or maintain LIBOR Rate Loans as contemplated by this Agreement, then (i) the obligation of Lender to make LIBOR Rate Loans, continue LIBOR Rate Loans as such and convert Base Rate Loans to LIBOR Rate Loans forthwith shall be cancelled and (ii) any Loans then outstanding as LIBOR Rate Loans automatically shall be converted to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to Lender such amounts, if any, as may be required pursuant to Section 3.3.1(D). As used herein, the term "Requirement of Law" shall mean as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         2.9.     Capital Adequacy Charge.

                  If Lender shall have reasonably determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or required compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Lender to Borrower of a written demand therefor, Borrower agrees to pay to Lender such additional amount or amounts as will compensate Lender for such reduction. A certificate of Lender claiming entitlement to payment as set forth above shall be delivered to Borrower and shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the additional amount or amounts to be paid to Lender, and the method by which such amounts were determined. In determining such amount, Lender may use any reasonable averaging and attribution method.

SECTION 3 - LOAN ADMINISTRATION

         3.1.     Manner of Borrowing Loans.

                  Borrowings under the credit facility established pursuant to
Section 1 hereof shall be as follows:

                  3.1.1.     Loan Requests.

                             A request for a Loan shall be made, or shall be
deemed to be made, in the following manner: (i) Borrower shall give Lender same day notice, no later than 12:00 noon (New York City time) of such day, of its, intention to borrow a Loan as a Base Rate Loan, and at least three (3) Business Days' prior notice of its intention to borrow a Loan as a LIBOR Rate Loan, in which notice Borrower shall specify the amount of the proposed borrowing, the Interest Period with respect thereto and the proposed borrowing date; provided, however, that no such request with respect to a LIBOR Rate Loan may be made at a time after the occurrence and during the continuance of an Event of Default and
(ii) the becoming due of any amount required to be paid under this Agreement, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan as a Base Rate Loan in the amount required to pay such interest or other Obligation, and such Revolving Credit Loan shall be deemed to be made on the date such interest or other Obligation shall be due. As an accommodation to Borrower, Lender may permit telephone requests for Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by such Borrower as a result of Lender's honoring any requests, executions of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower, and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it. Each notice of borrowing given by Borrower shall be irrevocable by and binding on Borrower. Borrower, at its option, may choose to borrow a Loan as either a Base Rate Loan or a LIBOR Rate Loan, provided that any such LIBOR Rate Loan shall be in a minimum amount of $500,000, and provided, further, that the right of Borrower to choose any such LIBOR Rate Loan is subject to the provisions of Sections 2.8 and 3.3.

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                  3.1.2.     Disbursement.

                             Borrower hereby irrevocably authorizes Lender to
disburse the proceeds of each Loan requested by it, or deemed to be requested by it, pursuant to this subsection 3.1.2 as follows: (i) the proceeds of each Loan requested under subsection 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and
(ii) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1
(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

                  3.1.3.     Authorization.


                             Borrower hereby irrevocably authorizes Lender, in
Lender's reasonable discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrower to Lender hereunder, subject to and in accordance with Sections 2.5 and 2.6.

         3.2.     Payments.

                  Except where evidenced by instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of such instruments shall govern and control), the Obligations shall be payable as follows:

                  3.2.1.     Principal.

                             Principal payable on account of Loans shall be
payable by Borrower to Lender in accordance with the Term Note with respect to the Term Loan, and with respect to all Loans, immediately upon the earliest of
(i) upon the occurrence of and during the continuance of any Event of Default, the receipt by Lender or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof.

                  3.2.2.     Interest.

                             Interest accrued on the Loans shall be due and
payable in arrears on the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month. Interest accrued on the Loans shall also be due on the earlier of (i) the occurrence of an Event of Default in consequence of which Lender elects to accelerate

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
the maturity and payment of the Obligations or (ii) termination of this Agreement pursuant to Section 4 hereof.

                  3.2.3.     Costs, Fees and Charges.


                             Costs, fees and charges payable pursuant to this
Agreement shall be payable by Borrower, as and when provided in Section 2 hereof, to Lender or to any other Person designated by Lender in writing.

                  3.2.4.     Other Obligations.

                             The balance of the Obligations requiring the
payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

         3.3.     Special Provisions Relating to LIBOR Rate Loans.

                  3.3.1.     Notice of Continuation and Notice of Conversion.


                             (A) Subject to the provisions of paragraph (C)
                  hereof, Borrower may elect to maintain any borrowing consisting of LIBOR Rate Loans, or any portion thereof, as a LIBOR Rate Loan by selecting a new Interest Period for such borrowing, which new Interest Period shall commence on the last day of the then existing Interest Period, provided that no Default or Event of Default shall have occurred and be continuing on the date upon which notice of a proposed Continuation (as hereafter defined) is given. Each selection of a new Interest Period (a "Continuation") shall be made on three (3) Business Days' prior notice, given by Borrower to Lender not later than 12:00 noon (New York City time) on the third Business Day preceding the date of any proposed Continuation. If Borrower elects to maintain more than one borrowing consisting of LIBOR Rate Loans by combining such borrowings into one borrowing and selecting a new Interest Period pursuant to this subsection, each of the borrowings so combined shall consist of LIBOR Rate Loans having Interest Periods ending on the same date. If Borrower shall fail to select a new Interest Period for any borrowing consisting of LIBOR Rate Loans in accordance with this paragraph (A), each such LIBOR Rate Loan shall automatically continue as a LIBOR Rate Loan, and shall bear interest based on the LIBOR Rate then in effect for LIBOR Rate based loans having a 30-day interest period and which are then being made by Lender, provided, that after the occurrence and during the continuance of a Default or Event of Default, such LIBOR Rate Loans shall automatically convert into Base Rate Loans.

                             (B) Subject to the provisions of paragraph (C)
                  hereof, Borrower may convert the entire amount of a portion of all Loans of the same Type into Loans of the other Type (a "Conversion"), provided, that (i) no Default or Event of Default shall have occurred and be continuing, (ii) any Conversion of Base Rate Loans into

                  LIBOR Rate Loans may only be made upon three (3) Business Days' prior notice given to Lender, and (iii) any Conversion of any LIBOR Rate Loans into Base Rate Loans may only be made on the last day of the Interest Period for such LIBOR Rate Loans, and upon Conversion of any Base Rate Loans into LIBOR Rate Loans, Borrower shall pay accrued interest to the date of Conversion on the principal amount converted on the first day of the following month. Each such notice of Conversion of a Base Rate Loan to a LIBOR Rate Loan shall be given not later than 12:00 noon (New York City time) on the third Business Day preceding the date of any proposed Conversion. Each Conversion of Base Rate Loans into LIBOR Rate Loans shall be in an aggregate amount of not less than $500,000. Borrower may elect to convert the entire amount of or a portion of all Loans of the same Type comprising more than one borrowing into Loans of the other Type by combining such borrowings into one borrowing consisting of Loans of such other Type; provided, however, that if the borrowings so combined consist of LIBOR Rate Loans, such LIBOR Rate Loans shall have Interest Periods ending on the same date.

                             (C) Notwithstanding anything contained in
                  paragraphs (A) and (B) above to the contrary:

                  (i) if Lender reasonably determines that adequate and fair means do not otherwise exist for ascertaining the LIBOR Rate for LIBOR Rates Loans comprising any requested borrowing, Continuation or Conversion, the right of Borrower to select or maintain LIBOR Rate Loans for such borrowing or any subsequent borrowing shall be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and each Loan comprising such requested borrowing, Continuation or Conversion shall be automatically converted into a Base Rate Loan;

                  (ii) if at any time Lender shall notify Borrower in good faith that the LIBOR Rate for Loans comprising such borrowing will not adequately reflect the cost to Lender of making such Loans, the right of Borrower to select, maintain, continue or convert to LIBOR Rate Loans for any borrowing shall be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and each Loan comprising such borrowing shall be automatically converted into a Base Rate Loan; and

                  (iii) there shall not be outstanding at any one time more than six (6) Loans bearing interest based on the LIBOR Rate.

                             (D) Each notice of Continuation or Conversion shall
                  be irrevocable and binding on Borrower. In the case of (i) any borrowing of a Loan, Continuation or Conversion that the related notice of borrowing, notice of Continuation or notice of Conversion specifies is to be comprised of LIBOR Rate Loans or (ii) any payment of principal of, or Conversion or Continuation of, any LIBOR Rate Loan made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, Conversion or Continuation of such Loan or acceleration of the maturity of any of the Obligations pursuant to Section 10 hereof, or for any other reason, then in any such case, upon Lender's demand, Borrower shall pay to Lender and indemnify (subject to the provisions of Section
                  11.2 hereof) Lender from and against the following costs and expenses (collectively "Breakage Costs"): (a) any cost or expense incurred by Lender as a result of any failure to fulfill any of Borrower's obligations hereunder, on or before the date for such borrowing, Continuation or Conversion, and
                  (b) any additional costs or expenses which Lender may reasonably incur as a result of such payment, including, without limitation in each such case, any cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by Lender to fund the LIBOR Rate Loans requested by Borrower to be made as part of such borrowing, Continuation or Conversion.

         3.4.     Application of Payments and Collections.

                  All items of payment received by Lender by 1:00 P.M., New York City time, on the last Business Day of each month shall be deemed received on that Business Day, and all items of payment received by Lender by 2:00 P.M., New York City time, on any Business Day other than the last Business Day of such month shall be deemed received on that Business Day. All items of payment received on any Business Day after the appropriate deadline for such Business Day as set forth in the immediately preceding sentence, shall be deemed received on the following Business Day. Effective upon the occurrence of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower hereby irrevocably agrees that, after the occurrence and during the continuance of any Event of Default, Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times thereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Borrower upon any of its books and records.

         3.5.     All Loans to Constitute One Obligation.

                  The Loans made to Borrower shall constitute one general Obligation of Borrower, and shall be secured by Lender's Lien upon all of the Collateral.

         3.6.     Loan Account.

                  Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

         3.7.     Statements of Account.

                  Lender will account to Borrower monthly with a statement sent to Borrower of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within 30 days of the date such accounting is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

         3.8.     Mandatory Prepayments.

                  3.8.1. Proceeds of Sale, Loss, Destruction or Condemnation of Collateral.


                          So long as no Event of Default has occurred and is
continuing, if any Equipment or other Property is lost or destroyed or taken by condemnation, the proceeds thereof may be used to replace or restore such Equipment or other Property, as the case may be, provided that such proceeds are so used within 120 days of receipt thereof. If Borrower sells any Equipment, or other Property, Borrower shall pay to Lender, unless otherwise agreed by Lender, or as otherwise set forth in this Agreement, as and when received by Borrower and as a mandatory prepayment of the Revolving Credit Loans or the Term Loan, as determined by Lender, a sum equal to the Net Cash Proceeds (including insurance proceeds) received by Borrower from such sale.

                  3.8.2.     Excess Cash Flow Recapture.


                             Borrower shall prepay the Term Note in amounts
equal to fifty percent (50%) of Borrower's Excess Cash Flow with respect to each fiscal year of Borrower during the Term commencing at the end of Borrower's 1999 fiscal year, such prepayments to be made within 5 Business Days following the receipt by Lender of the annual financial statements required by subsection 8.1.3(i) hereof and each such prepayment shall be applied to the installments of principal due under the Term Note, in Lender's sole discretion, in the inverse order of their maturities until payment thereof in full.

SECTION 4 - TERM AND TERMINATION

         4.1.     Term of Agreement.

                  Subject to Lender's right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect for a period of three (3) years from the date hereof, through and including March 5, 2002 (the "Original Term"), and this Agreement shall automatically renew itself for one year periods thereafter (the "Renewal Terms"), unless terminated as provided in Section 4.2 hereof.

         4.2.     Termination.


                  4.2.1.     Termination by Lender.

                             Upon at least 90 days prior written notice to
Borrower, Lender may terminate this Agreement as of the last day of the Original Term or the then current Renewal Term and Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

                  4.2.2.     Termination by Borrower.


                             Upon at least 90 days prior written notice to
Lender, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans on or after the termination date stated in such notice. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

                  4.2.3.     Termination Charges.

                             At the effective date of termination of this
Agreement for any reason, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to three percent (3%) of the Total Credit Facility if termination occurs during the first 365 day period (or 366 day period, in the case of a leap year) of the Original Term; two percent (2%) of the Total Credit Facility if termination occurs during the second 365 day period (or 366 day period, in the case of leap year) of the Original Term; and one percent (1%) of the Total Credit Facility if termination occurs during the third 365 day period (or 366 day period, in the case of a leap year) of the Original Term. If termination occurs on the last day of the Original Term or any Renewal Term, no termination charge shall be payable. Anything herein to the contrary notwithstanding, in the event that this Agreement is terminated by the Lender, no termination charge shall be payable.

                  4.2.4.     Effect of Termination.

                             All of the Obligations shall be immediately due and
payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrower or any Account Debtor and applied to the Obligations, Lender shall, at its option, (i) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnify fully Lender from any such loss or damage; or (ii) have retained such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

SECTION 5 - SECURITY INTERESTS

         5.1.     Security Interest in Collateral.


                  To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a security interest and continuing Lien upon all of the following Property, and interests in such Property, of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                  (i)        Accounts;

                  (ii)       Inventory;

                  (iii)      Equipment;

                  (iv)       General Intangibles;

                  (v)        Investment Property;

                  (vi) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

                  (vii) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through
         (v) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

                  (viii) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (vii) above.

         5.2.     Lien Perfection: Further Assurances.

                  Borrower shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

SECTION 6 - COLLATERAL ADMINISTRATION

         6.1.     General.

                  6.1.1.     Location of Collateral.

                             On the Closing Date, all Collateral will be located
only at the business locations set forth on Exhibit B. Thereafter, the Collateral shall be located only at such locations and at the business locations set forth in the weekly management rig utilization report described in Section 8.1.11, and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for removals in connection with dispositions of Equipment that are authorized by subsection 6.3.2 hereof.

                  6.1.2.     Insurance of Collateral.


                             Borrower shall maintain and pay for insurance upon
all Collateral wherever located and with respect to Borrower's business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver the originals or copies of such policies to Lender with Lender's loss payable endorsements, in form satisfactory to Lender, naming Lender as loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

                  6.1.3.     Protection of Collateral.

                             All expenses of protecting, storing, warehousing,
insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

         6.2.     Administration of Accounts.


                  6.2.1.     Records, Schedules and Assignments of Accounts.

                             Borrower shall keep accurate and complete records
of its Accounts and all payments and collections thereon and shall submit to Lender, on such periodic basis as Lender shall request, a sales and collections report for the preceding period, in form satisfactory to Lender. On or before the fifteenth day of each month from and after the date hereof, Borrower shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses and face value, with respect to both Accounts and the dates of invoices and due dates for each Account Debtor obligated on an Account so listed, a separate list of the largest five accounts and an Accounts reconciliation which reconciles Accounts aging to Accounts on Borrower's general ledger ("Schedule of Accounts"), and, upon Lender's request therefor, copies of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $150,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the respective definitions of Eligible Accounts or otherwise established by Lender, Borrower shall notify Lender of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Lender, Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

                  6.2.2.     Discounts Allowances Disputes.

                             If Borrower grants any discounts, allowances or
credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $50,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the

Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including reasonable attorney's fees, to Borrower.

                  6.2.3.     Taxes.

                             If an Account includes a charge for any tax payable
to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor, provided, however, that Lender shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower.

                  6.2.4.     Verification of Accounts.

                             Whether or not a Default or an Event of Default has
occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

                  6.2.5.     Maintenance of Dominion Account.

                             Borrower shall maintain a Dominion Account
arrangement acceptable to Lender with such banks as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lender and Borrower shall obtain the agreement by such banks in favor of Lender to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

                  6.2.6.     Collection of Accounts, Proceeds of Collateral.

                             To expedite collection, Borrower shall endeavor in
the first instance to make collection of its Accounts for Lender. All remittances received by Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in kind in the Dominion Account. Lender retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including reasonable attorneys' fees to Borrower.

         6.3.     Administration of Equipment.


                  6.3.1.     Records and Schedules of Equipment.


                             Borrower shall keep accurate records itemizing and
describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with subsection 6.3.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Immediately on request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment.

                  6.3.2.     Dispositions of Equipment.

                             Borrower will not sell, lease or otherwise dispose
of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, for an individual sale of Equipment is less than $100,000, or, which in the aggregate during any consecutive twelve-month period is less than $500,000, which, in either case shall be calculated at the fair market value or book value, whichever is less provided that all proceeds thereof are remitted to Lender for application to the Loans, or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired within 120 days of any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall have given Lender at least 5 days prior written notice of such disposition.

         6.4.     Payment of Charges.

                  All amounts chargeable to Borrower under Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Revolving Credit Loans from time to time.

SECTION 7 - REPRESENTATIONS AND WARRANTIES

         7.1.     General Representations and Warranties .


                  To induce Lender to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Lender that:

                  7.1.1.     Organization and Qualification.


                             Borrower is a corporation duly organized, validly
existing and in good standing under the laws of the jurisdiction of its formation. Each of Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Borrower and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit C hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary, except where the failure to be in good standing would not have a Material Adverse Effect on the Borrower.

                  7.1.2.     Power and Authority.

                             Each of Borrower and its Subsidiaries is duly
authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of the shareholders of Borrower or the shareholders of any of its Subsidiaries; (ii) contravene Borrower's certificate of incorporation, or its by-laws or any of its Subsidiaries' certificate of incorporation or by-laws; (iii) violate, or cause Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower or any of its Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower or any of its Subsidiaries.

                  7.1.3.     Legally Enforceable Agreement.

                             This Agreement is, and each of the other Loan
Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each of Borrower and its Subsidiaries enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

                  7.1.4.     Capital Structure.

                             Exhibit D hereto states (i) the correct name of
each of the Subsidiaries of Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by Borrower, (ii) the name of each of Borrower's corporate or joint venture Affiliates and the nature of the affiliation, and (iii) the number, nature and holder of all outstanding Securities of or other equity interests issued by Borrower. Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, equity interests issued by Borrower or shares of the capital stock of any of its Subsidiaries. There are no outstanding agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its equity interests.

                  7.1.5.     Business Names.

                             Neither Borrower nor any of its Subsidiaries has
been known as or used any actual, fictitious or trade names except those listed on Exhibit E hereto. Except as set forth on Exhibit E, neither Borrower nor any of its Subsidiaries has been the surviving entity of a merger or consolidation or acquired all or substantially all of the assets of any Person.

                  7.1.6.     Business Locations; Agent for Process.

                             Each of Borrower's and its Subsidiaries' chief
executive office and other places of business are as listed on Exhibit B hereto. During the preceding one-year period, neither Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on Exhibit B. Except as shown on Exhibit B, no Inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

                  7.1.7.     Title to Properties; Priority of Liens.

                             Each of Borrower and its Subsidiaries has good,
indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens and except for taxes that are not yet due and payable. Borrower has paid or discharged all lawful claims which, if unpaid, could reasonably be expected to become a Lien against any of Borrower's Properties that is not a Permitted Lien. The Liens granted to Lender under
Section 5 hereof are first priority Liens, subject only to Permitted Liens.

                  7.1.8.     Accounts.

                             Lender may rely, in determining which Accounts are
Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

                             (i) It is genuine and in all respects what it
                  purports to be, and it is not evidenced by a judgment;

                             (ii) It arises out of a completed, bona fide sale
                  and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

                             (iii) It is for a liquidated amount maturing as
                  stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

                             (iv) Neither it, nor Lender's security interest
                  therein, is, and will not (by voluntary act or omission of Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

                             (v) Borrower has made no agreement with any Account
                  Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to subsection 6.2.1 hereof;

                             (vi) There are no facts, events or occurrences
                  which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

                             (vii) To the best of Borrower's knowledge, the
                  Account Debtor, (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

                             (viii) To the best of Borrower's knowledge, there
                  are no proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

                  7.1.9.     Equipment.

                             The Equipment is in good operating condition and
repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved in accordance with industry standards including, but not limited to, making all major repairs prior to seasonal stacking, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property, including, but not limited to, Property leased to Borrower, so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the owner of such real Property has executed a landowner consent, landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Lender.

                  7.1.10.    Financial Statements; Fiscal Year.

                             The balance sheet of Borrower as of November 30,
1998, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such date, have been prepared in accordance with GAAP, and present fairly the financial position of Borrower at such date and the results of Borrower's operations for such period. Since December 31, 1997, no fact or event has occurred which has had, or is reasonably likely to have, a Material Adverse Effect, and no change in the aggregate value of Equipment and real Property owned by Borrower, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Borrower ends on December 31 of each year.

                  7.1.11.    Full Disclosure.

                             The financial statements referred to in subsection
7.1.10 hereof do not, nor does this Agreement or any other written statement of Borrower to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Lender in writing which has had, or is reasonably likely to have, a Material Adverse Effect.

                  7.1.12.    Solvent Financial Condition.

                             Each of Borrower and its Subsidiaries is now and,
after giving effect to the Loans to be made hereunder, at all times will be, Solvent.

                  7.1.13.    Surety Obligations.

                             Neither Borrower nor any of its Subsidiaries is
obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person, except for existing surety obligations aggregating less than $25,000 described in Exhibit Q.

                  7.1.14.    Taxes.

                             Borrower's federal tax identification number is
16-1537048. The federal tax identification number of each of Borrower's Subsidiaries is shown on Exhibit F hereto. Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Property as and when such taxes, assessments, fees, levies and charges that are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and

Borrower maintains reasonable reserves on its books therefor. The provision for taxes on the books of Borrower and its Subsidiaries is adequate for all years not closed by applicable statutes, and for its current fiscal year.

                  7.1.15.    Brokers.

                             There are no claims for brokerage commissions,
finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

                  7.1.16.    Patents, Trademarks, Copyrights and Licenses.

                             Each of Borrower and its Subsidiaries owns or
possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Exhibit G hereto.

                  7.1.17.    Governmental Consents.

                             Each of Borrower and its Subsidiaries has, and is
in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Property as now owned or leased by it.

                  7.1.18.    Compliance with Laws.

                             Each of Borrower. and its Subsidiaries has duly
complied with, and its Property, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower or such Subsidiary, as applicable, its Property or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation. Each of Borrower and its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws, rules and regulations applicable to it.

                  7.1.19.    Restrictions.

                             Neither Borrower nor any of its Subsidiaries is a
party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Property. Neither Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit H hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower or any of its Subsidiaries, as applicable.

                  7.1.20.    Litigation.

                             Except as set forth on Exhibit I hereto, there are
no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Property, prospects, profits or condition of Borrower or any of its Subsidiaries. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

                  7.1.21.    No Defaults.

                             No event has occurred and no condition exists which
would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

                  7.1.22.    Leases.

                             Exhibit J hereto is a complete listing of all
capitalized leases of Borrower and its Subsidiaries and Exhibit K hereto is a complete listing of all operating leases of Borrower and its Subsidiaries. Each of Borrower and its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases.

                  7.1.23.    Pension Plans.

                             Except as disclosed on Exhibit L hereto, neither
Borrower nor any of its Subsidiaries has any Plan. Borrower and each of its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of Borrower or any of its Subsidiaries exists in connection with any Plan. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

                  7.1.24.    Trade Relations.

                             There exists no actual or threatened termination,
cancellation or limitation of, or any modification or change in, the business relationship between Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower or any of its Subsidiaries, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or any of its Subsidiaries or prevent Borrower or any of its Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

                  7.1.25.    Labor Relations.

                             Except as described on Exhibit M hereto, neither
Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

                  7.1.26.    Environmental Laws and Hazardous Materials.

                             Borrower has complied with all Environmental Laws.
Except as previously disclosed to Lender in writing, Borrower has not caused or permitted any Hazardous Materials to be located, incorporated, generated, stored, manufactured, transported to or from, released, disposed of or used at, upon, under or within any premises at which Borrower conducts its business, or in connection with Borrower's business. To the best of Borrower's knowledge, no prior owner or operator of any premises at which Borrower conducts its business has caused or permitted any of the above to occur at, upon, under or within any of such premises.

         7.2.     Continuous Nature of Representations and Warranties.

                  Each representation and warranty contained in this Agreement and in the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Borrower's or its Subsidiaries' business or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement.

         7.3.     Survival of Representations and Warranties.

                  All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 8 - COVENANTS AND CONTINUING AGREEMENTS

         8.1.     Affirmative Covenants.

                  During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that it shall:

                  8.1.1.     Visits and Inspections.

                             Permit representatives of Lender, from time to
time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Property of

Borrower and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations.

                  8.1.2.     Notices.

                             Promptly notify Lender in writing of the occurrence
of any event or the existence of any fact which renders any representation or warranty in this Agreement or in any of the other Loan Documents inaccurate, incomplete or misleading.

                  8.1.3.     Financial Statements.

                             Keep, and cause each Subsidiary to keep, adequate
records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

                             (i) not later than 90 days after the close of each
                  fiscal year of Borrower, unqualified audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a Consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs);

                             (ii) not later than 30 days after the end of each
                  month hereafter, including the last month of Borrower's fiscal year, unaudited interim financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Borrower's fiscal year then elapsed, on a Consolidated and consolidating basis, certified by the chief financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                             (iii) promptly after the sending or filing thereof,
                  as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its public shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                             (iv) promptly after the filing thereof, copies of
                  any annual report to be filed with ERISA in connection with each Plan; and

                             (v) such other data and information (financial and
                  otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's and each of its Subsidiaries' financial condition or results of operations.

         Concurrently with the delivery of the financial statements described in clause (i) of this subsection 8.1.3, Borrower shall forward to Lender a copy of the accountants' letter, if any, to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based. upon their examination of the financial statements of Borrower and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to Lender, that they are aware that Lender is relying on such financial statements in making its decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses
(i) and (ii) of this subsection 8.1.3, or more frequently if requested by Lender, Borrower shall cause to be prepared and furnished to Lender a compliance certificate in the form of Exhibit N hereto executed by the chief financial officer of Borrower.

                  8.1.4.     Landlord and Storage Agreements.

                             Provide Lender with copies of all agreements
between Borrower or any of its Subsidiaries and any landlord or warehouseman which owns any premises at which any Collateral may, from time to time, be kept.

                  8.1.5.     Projections.

                             No later than 30 days prior to the end of each
fiscal year of Borrower, deliver to Lender Projections of Borrower including profit and loss statements, balance sheets and cash flow statements for the forthcoming 2 years, year by year, and for the forthcoming fiscal year, month by month.

                  8.1.6.     Year 2000 Compliance.

                             Take all action necessary to assure that at all
times the computer-based systems utilized by Borrower and each of its Subsidiaries are able to effectively interpret, process and manipulate data, including dates before, on and after December 31, 1999. At Lender's request, Borrower shall provide to Lender assurance reasonably satisfactory to Lender that the computer-based systems utilized by Borrower and each of its Subsidiaries are able to recognize and perform without error functions involving dates before, on and after December 31, 1999.

         8.1.7.   Accounts Payable Aging.

                  Deliver to Lender not later than the 15th of each month, with respect to the prior month, an accounts payable aging report, and a listing of the largest five accounts, in a form acceptable to Lender, along with a reconciliation of accounts payable to the general ledger.

         8.1.8.   Borrowing Base Certificate.

                  Deliver to Lender on Tuesday of each week, with respect to the prior week, a borrowing base certificate in the form of Exhibit P hereto, together with a sales and a collections register, in a form acceptable to Lender.

         8.1.9.   Management Information System.

                  Deliver to Lender, within six (6) months from the Closing Date, proof, satisfactory to Lender in its sole discretion, that Borrower has up and running a management information system providing adequate information to Borrower's management relating to Borrower's operations, receipts, billings, receivables, payables and otherwise (the "MIS").

         8.1.10.  Contract Status Report.

                  Deliver to Lender not later than the 15th of each month, with respect to the prior month, a contract status report, in a form acceptable to Lender.

         8.1.11.  Management Rig, Utilization and Location Report.

                  Deliver to Lender, on Tuesday of each week, with respect to the prior week, a management rig utilization and location report, in a form acceptable to Lender.

         8.1.12.  Additional Capital Contribution.

                  Deliver to Lender, no later than 60 days from the Closing Date, proof that Borrower has received from its stockholders, additional cash capital contributions of not less than $3,500,000 in the aggregate, such proof to be satisfactory to Lender in its sole discretion.

         8.1.13.  Accruals.

                  Deliver to Lender, a detailed listing of accrued liabilities by vendor, not later than the fifteenth of each month, in a form acceptable to Lender.

         8.1.14.  Weekly Accounts Payable/Subcontractors.

                  Deliver to Lender, on Tuesday of each week, with respect to the prior week, a listing of Borrower's accounts payable to each of its subcontractors, setting forth with respect to each account payable, the amount thereof and the date(s) of invoice giving rise thereto.

  8.2.   Negative Covenants.

         During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that it will not:

         8.2.1.   Mergers; Consolidations; Acquisitions.

                  Merge or consolidate, or permit any Subsidiary of Borrower to merge or consolidate, with any Person; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person.

         8.2.2.   Loans.

                  Make, or permit any Subsidiary of Borrower to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

         8.2.3.   Total Indebtedness.

                  Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur or suffer to exist, any Indebtedness, except:

                  (i) Obligations owing to Lender;

                  (ii) Subordinated Debt existing on the date of this Agreement;

                  (iii) Indebtedness of any Subsidiary of Borrower to Borrower;

                  (iv) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and Borrower or such Subsidiary shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower or such Subsidiary and its independent accountants;

                  (v) Obligations to pay Rentals permitted by subsection 8.2.12;

                  (vi) Permitted Purchase Money Indebtedness;

                  (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                  (viii) Indebtedness not included in paragraphs (i) through
         (vii) above which does not exceed at any time, in the aggregate, the sum of $50,000; and

                  (ix) The mortgage of Borrower's Buckhannon, West Virginia facility, provided that Lender shall approve the terms, conditions and form of agreements relating to such mortgage prior to execution.

         8.2.4.   Affiliate Transactions.

                  Enter into, or be a party to, or permit any Subsidiary of Borrower to enter into or be a party to, any transaction with any Affiliate or stockholder of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

         8.2.5.   Limitation on Liens.

                  Create or suffer to exist, or permit any Subsidiary of Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                  (i) Liens at any time granted in favor of Lender;

                  (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

                  (iii) Liens arising in the ordinary course of Borrowers business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business;

                  (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                  (v) Liens securing Indebtedness of one of Borrower's Subsidiaries to Borrower or one of Borrower's Subsidiaries to another Subsidiary;

                  (vi) such other Liens as appear on Exhibit O hereto;

                  (vii) such other Liens as Lender may hereafter approve in writing; and

                  (viii) existing Capitalized Lease Obligations as appear on Exhibit J hereto.

         8.2.6.   Subordinated Debt.

                  Make, or permit any Subsidiary of Borrower to make, any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt.

         8.2.7.   Distributions.

                  Declare or make, or permit any Subsidiary of Borrower to declare or make, any Distributions.

         8.2.8.   Capital Expenditures.

                  Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Borrower and its Subsidiaries, exceed $2,000,000 (exclusive of the Acquisition) during Borrower's 1999 fiscal year, $2,500,000 during Borrower's 2000 fiscal year and $3,000,000 during Borrower's 2001 fiscal year.

         8.2.9.   Disposition of Assets.

                  Sell, lease or otherwise dispose of any of, or permit any Subsidiary of Borrower to sell, lease or otherwise dispose any of its Property, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except in each case, for so long as no Event of Default has occurred and is continuing hereunder: (i) a transfer of Property to Borrower by a Subsidiary of Borrower or (ii) dispositions expressly authorized by this Agreement.

         8.2.10.  Stock of Subsidiaries.

                  Permit any of its Subsidiaries to issue any additional shares of its capital stock.

         8.2.11.  Restricted Investment.

                  Make or have, or permit any Subsidiary of Borrower to make or have, any Restricted Investment.

         8.2.12.  Leases.

                  Become, or permit any of its Subsidiaries to become, a lessee under any operating lease (other than a lease under which Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrower or any of its Subsidiaries is then lessee would exceed $50,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

         8.2.13.  Tax Consolidation.

                  File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of Borrower.

  8.3.   Specific Financial Covenants.

         During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that it shall:

         8.3.1.   Tangible Net Worth.

                  Maintain at all times during and as of the last day of each period set forth below a Tangible Net Worth, as follows:

                  For the period from the Closing Date through 60 days from the Closing Date, the Borrower shall have and maintain a Tangible Net Worth of $20,000,000 plus any portion of the $3,500,000 capital contribution which is made within 60 days of the Closing Date pursuant to Section 8.1.12. For the period from 60 days subsequent to the Closing Date to the Borrower's fiscal year ending December 31, 1999, the Borrower shall have and maintain a Tangible Net Worth not less than $23,500,000. The minimum Tangible Net Worth requirement during each fiscal year commencing with the fiscal year beginning January 1, 2000, shall at all times be not less than the Tangible Net Worth requirement for the preceding fiscal year plus 80% of the prior fiscal year's net profit. This covenant shall be measured based upon the Borrower's audited fiscal year end financial statements.

         8.3.2.   EBITDA.

                  Have EBITDA for each period set forth below of not less than the amount set forth below opposite each such period:

                                                                                        Minimum
         Measuring Period                                                               EBITDA
         ----------------                                                               --------
(a)      first fiscal quarter ending in March 31, 1999                                  $100,000

(b)      two fiscal quarters ending in June 30, 1999                                    $2,000,000

(c)      three fiscal quarters ending in September 30, 1999                             $4,000,000

(d)      four fiscal quarters ending in December 31, 1999                               $5,000,000

(e)      for each subsequent fiscal quarter, the prior fiscal quarter's minimum
         EBITDA plus $250,000, measured on rolling four quarter basis.

         8.3.3.   Fixed Charge Coverage Ratio.

                  Maintain a ratio of (a) EBITDA to (b) Fixed Charges as set forth below:

                                                                                       Minimum Fixed Charge
         Measuring Period                                                                 Coverage Ratio
         ----------------                                                           --------------------------
(a)      two fiscal quarters ending in June 30, 1999                                        1.3 to 1.00

(b)      three fiscal quarters ending in September 30, 1999                                 1.3 to 1.00

(c)      four fiscal quarters ending in December 31, 1999                                   1.3 to 1.00

(d)      fiscal quarter ending in March 31, 2000                                            1.3 to 1.00
         and each fiscal quarter thereafter, in each
         case together with the three preceding
         fiscal quarters.

   8.4.  Charter Documents and Other Agreements.

         Modify or amend in any material respect, any material term or provision contained in Borrower's Certificate of Incorporation, by-laws or any stockholder or stock voting agreements.

SECTION 9 - CONDITIONS PRECEDENT

   Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

   9.1.  Documentation.

         Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel, including without limitation all documents, instruments and certificates listed on Schedule A to this Agreement.

   9.2.  No Default.

         No Default or Event of Default shall exist.

   9.3.  Other Loan Documents.

         Each of the conditions precedent set forth in the other Loan Documents and in the commitment letter dated February 1, 1999 to Borrower from Lender, under the Section thereof captioned "Conditions Precedent to Borrowing" (the terms of which Section being incorporated herein by reference thereto), shall have been satisfied.

   9.4.  Minimum Availability on Closing Date.

         Lender shall have determined, based its review of the Borrowing Base Certificate delivered by Borrower on the Closing Date and upon such other reviews as the Lender may conduct in its sole discretion, that immediately after giving effect to (i) the making of the initial Loans requested to be made on the Closing Date and (ii) the payment or reimbursement by Borrower of Lender for all fees and costs incurred or payable in connection with the transactions contemplated hereby, and due on the Closing Date, Availability shall not be less than $2,000,000. In the event that on the Closing Date the Borrower does not otherwise have such Availability, and as a result thereof one or more principals or affiliates of the Borrower make a capital contribution to the Borrower so as to attain the required Availability, such contribution shall be credited against the capital contribution required pursuant to the Section 8.1.12 hereof, provided that such contribution is not withdrawn in whole or in part.

   9.5.  Receipt of Officer's Certificate.

         Lender shall have received from Borrower a fully executed Officers Certificate, in a form acceptable to Lender.

   9.6.  Receipt of Internal December 31, 1998 Financial Statement.

         Lender shall have received from Borrower, Borrower's December 31, 1998 internally generated financial statements.

   9.7.  Receipt of Vehicle Titles.

         Lender shall have received from Borrower, titles to all of Borrower's motor vehicles and other Equipment with certificates of title.

   9.8.  No Litigation.

         No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

   9.9.  Acquisition Documents.

         Lender shall have received and reviewed to its satisfaction all of the material documents executed or delivered in connection with the Acquisition.

SECTION 10 - EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

   10.1. Events of Default.

         The occurrence of one or more of the following events shall constitute an "Event of Default":

         10.1.1.  Payment of Loans.

                  Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on the Revolving Credit Loans or on the Term Loan on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

         10.1.2.  Payment of Other Obligations.

                  Borrower shall fail to pay any of the Obligations (other than the Obligations described in Section 10.1.1 above) on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

         10.1.3.  Misrepresentations.

                  Any representation, warranty or other statement made or furnished to Lender by or on behalf of Borrower, any Subsidiary of Borrower or Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 7.2 hereof.

         10.1.4.  Breach of Specific Covenants.

                  Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 5.2, 6.1, 6.2, 6.4, 8.1.1, 8.1.3, 8.1.7, 8.1.9,
8.1.10, 8.1.11, 8.1.12, 8.2, 8.3, or 8.4 hereof on the date that Borrower is required to perform, keep or observe such covenant.

         10.1.5.  Breach of Other Covenants.

                  Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 15 days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower.

         10.1.6.  Default Under Security Documents/Other Agreements.

                  Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

         10.1.7.  Other Defaults.

                  There shall occur any default or event of default on the part of Borrower under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

         10.1.8.  Uninsured Losses.

                  Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

         10.1.9.  Adverse Changes.

                  There shall occur any event or development which has had, or is reasonably likely to have, a Material Adverse Effect.

         10.1.10. Insolvency and Related Proceedings.

                  Borrower or any Guarantor shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower or any Guarantor under the Bankruptcy Code (if against Borrower or any Guarantor, the continuation of such proceeding for more than 30 days), or Borrower or any Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

         10.1.11. Business Disruption/Condemnation.

                  There shall occur a cessation of a substantial part of the business of Borrower, any Subsidiary of Borrower or any Guarantor for a period which significantly affects Borrower's or such Guarantor's capacity to continue its business, on a profitable basis; or Borrower, any Subsidiary of Borrower or any Guarantor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower or such Guarantor which is necessary to the continued or lawful operation of its business; or Borrower or any Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower or any Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

         10.1.12. Change of Ownership; Management.

                  Morgan Stanley Capital Partners and its affiliates and Somerset Capital Partners and its affiliates shall cease to own and control collectively, beneficially and of record, at least fifty-one percent (51%) of the membership interests in Union Drilling Company LLC, or J. Michael Poole or another person acceptable to the Lender in its sole discretion, shall cease to be employed as President and Chief Operating Officer.

         10.1.13. ERISA.

                  A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower, any Subsidiary of Borrower or any Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multi-employer Plan resulting from Borrower's, such Subsidiary's or such Guarantor's complete or partial withdrawal from such Plan.

         10.1.14. Challenge to Agreement.

                  Borrower, any Subsidiary of Borrower or any Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

         10.1.15. Criminal Forfeiture.

                  Borrower, any Subsidiary of Borrower or any Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Borrower, any Subsidiary of Borrower or any Guarantor.

         10.1.16. Judgments.

                  Any money judgment, writ of attachment or similar process, singly, or in the aggregate, in each case in excess of $50,000, is filed against Borrower, any Subsidiary of Borrower or any Guarantor, or any of their respective Property and such judgment, writ of attachment or similar process is not satisfied, bonded to the satisfaction of Lender or stayed, in each case within 30 days of such filing.

   10.2. Acceleration of the Obligations.

         Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand protest or further notice by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

   10.3. Other Remedies.

         Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

         10.3.1. All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be coextensive and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

         10.3.2. The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

         10.3.3. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that 10 days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

         10.3.4. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

   10.4. Remedies Cumulative; No Waiver.

         All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

SECTION 11 - MISCELLANEOUS

   11.1. Power of Attorney.

         Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

         11.1.1. At such time or times upon or after the occurrence of a Default or an Event of Default as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

         11.1.2. At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts;
(ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

   11.2. Indemnity.

         Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys fees and legal expenses) as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. In addition, Borrower shall defend

Lender against and save it harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

   11.3. Modification of Agreement; Sale of Interest.

         This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Borrower further agrees that Lender may disclose credit information regarding Borrower and its Subsidiaries to any potential participant or assignee.

   11.4. Severability.

         Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

   11.5. Successors and Assigns.

         This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender permitted under Section 11.3 hereof

   11.6. Cumulative Effect; Conflict of Terms.

         The provisions of the Other Agreements and the Security Documents are hereby made coextensive with the provisions of this Agreement. Except as otherwise provided in Section

3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

   11.7. Execution in Counterparts.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

   11.8. Notice.

         Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

   If to Lender:              Fleet Capital Corporation
                              60 East 42nd Street
                              New York, New York  10017
                              Attention:  Loan Administration Manager
                              NortheastGroup - New York
                              Facsimile No.:  (212) 885-8829

   With a copy to:            Friedman Siegelbaum LLP
                              Seven Becker Farm Road
                              Roseland, New Jersey 07068
                              Attention:  Joseph R. Siegelbaum
                              Facsimile No.: (973) 992-4643

   If to Borrower:            Union Drilling, Inc.
                              Route 33 West, Mudlick Road
                              P.O. Drawer 40
                              Buckhannon, West Virginia  26201
                              Attention: President

   With a copy to:            Parson & Brown LLP
                              666 Third Avenue
                              New York, New York 10017
                              Attention: Edwin Markham, Esq.
                              Facsimile No. (212) 682-9112

   With a copy to:            Morgan Stanley Capital Partners
                              1221 Avenue of the Americas
                              New York, New York 10020
                              Attention: Colin F. Raymond
                              Facsimile No.: (212) 762-7951

or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; provided, however, that any notice, request or demand to or upon Lender pursuant to subsection 3.1.1 or 4.2.2 hereof shall not be effective until received by Lender.

  11.9.  Lender's Consent.

         Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

  11.10. Credit Inquiries.

         Borrower hereby authorizes and permits Lender to respond to usual and customary credit inquiries from third parties concerning Borrower or any of its Subsidiaries.

  11.11. Time of Essence.

         Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

  11.12. Entire Agreement.

         This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

  11.13. Interpretation.

         No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

  11.14. GOVERNING LAW; CONSENT TO FORUM.

         THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NEW YORK, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF NEW YORK. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPREME COURT OF NEW YORK, NEW YORK OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS

AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

  11.15. WAIVERS BY BORROWER.

         BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE
COLLATERAL: (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, this Agreement has been duly executed in New York, New York on the day and year specified at the beginning of this Agreement.

                                                  UNION DRILLING, INC.


                                                  By: /s/ Thomas H. O'Neill, Jr.
                                                     ---------------------------

                                                  Title: Chairman & CEO
                                                        ------------------------

                                                  FLEET CAPITAL CORPORATION

                                                  By: /s/ Frank J. Galle
                                                     ---------------------------

                                                  Title: Vice President
                                                        ------------------------

                                   SCHEDULE A

                  TO LOAN AND SECURITY AGREEMENT BY AND BETWEEN
                      UNION DRILLING, INC. (THE "BORROWER")
                  AND FLEET CAPITAL CORPORATION (THE "LENDER")


1.       $17,500,000 Revolving Credit Note

2.       $8,000,000 Term Note

3. Financing Statements on Form UCC-1, together with Schedule of Collateral covering Article 9 Collateral to be filed against Borrower in the following jurisdictions:

         a.       Secretary of State of West Virginia and Upshur County, West
                  Virginia
         b.       Utah Secretary of State
         c. Pennsylvania Secretary of State and Mercer and Jefferson Counties, Pennsylvania
         d.       Virginia Secretary of State

4.       All Motor Vehicle Title Certificates and lien notices

5. Notice of Borrowing from Borrower with authorization to pay proceeds and disbursement instructions.

6.       Insurance Documents

         a.       Certificate of current insurance
         b.       Binder or certified copy of property insurance policy
         c.       Loss Payable Endorsement form in favor of Lender

7.       Solvency Certificate

8.       Statement of Sources and Uses of Funds

9.       Pro Forma Opening balance sheet of Borrower

10. Landlord Waivers: Buckhannon, WV; Punxsutawney, PA; Mercer, PA; Norton, VA; Vernal, UT.

11. Certificate of the President of Borrower certifying (i) the Certificate of Incorporation and amendments thereto; (ii) the accuracy and completeness of the By-laws attached thereto; (iii) the resolutions of Board of Directors and stockholders approving the transactions relating to the Loan Agreement and the other Loan Documents; (iv) the good standing in each jurisdiction where Borrower is organized or qualified to do business and (v) the


                                  Schedule A-1
         names and incumbency of officers, and the names and validity of signatures of such officers.

12. Certificate of Good Standing for Borrower from Secretary of State of the States of Delaware, West Virginia, Pennsylvania, Utah, Virginia, Ohio, Kentucky, New York and Tennessee.

13. Copy of Acquisition Documents, as executed, together with all exhibits and schedules.

14. Opinion of Parson and Brown - general corporate (Delaware) re: enforceability, perfection and choice of law in West Virginia. Opinion to include NY local counsel issues.

15.      Local Counsel Legal Opinions: West Virginia, Virginia, Utah,
         Pennsylvania.

16.      Motor Vehicle Title and Lien Searches.

17. Payoff letters/discharges/releases/UCC-3's/indemnity agreements from existing secured lenders (Fleet Bank, etc.)

18.      Payoff letters/discharges/releases/UCC-3's from IPSCO's secured lender.

19.      Blocked Account and other Lender/Borrower account documents.

20.      Borrower's 12/31/98 Financial Statements.


                                  Schedule A-2

                                   APPENDIX A

                               GENERAL DEFINITIONS

         When used in the Loan and Security Agreement dated as of March 5, 1999, by and between Fleet Capital Corporation and Union Drilling, Inc., the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

         Account Debtor - any Person who is or may become obligated under or on account of an Account.

         Accounts - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires an interest.

         Acquisition - The acquisition by Borrower of the drilling equipment assets of IPSCO pursuant to the terms of the Asset Purchase Agreement.

         Acquisition Documents - the Asset Purchase Agreement and all documents and instruments executed or delivered in connection therewith, as any of the same may be amended, modified, supplemental or restated, from time to time.

         Adjusted Net Earnings From Operations - with respect to any fiscal period, the net earnings (or loss) after provision for income taxes for such fiscal period of Borrower, as reflected on the financial statements of Borrower supplied to Lender pursuant to subsection 8.3.3 of the Agreement, but excluding:

                  i. any gain or loss arising from the sale of capital assets;

                  ii. any gain arising from any write-up of assets;

                  iii. earnings of any Subsidiary of Borrower accrued prior to the date it became a Subsidiary;

                  iv. earnings of any corporation or Person, substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation or Person prior to the date of such acquisition;

                  v. net earnings of any business entity (other than a Subsidiary of Borrower) in which Borrower has an ownership interest unless such net earnings shall have actually been received by Borrower in the form of cash distributions;


                                  Appendix - 1

                  vi. any portion of the net earnings of any Subsidiary of Borrower which, for any reason, is unavailable for payment of dividends to Borrower;

                  vii. the earnings of any Person to which any assets of Borrower shall have been sold, transferred, or disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transactions;

                  viii. any gain arising from the acquisition of any Securities of Borrower; and

                  ix. any gain or non-cash loss arising from extraordinary or non- recurring items.

         Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

         Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A.

         Applicable Revolving Base Rate Margin - at all times prior to a Margin Adjustment Date, one-half of one percent (0.5%) and on and after the Margin Adjustment Date, in accordance with the following chart and shall be readjusted in accordance with the Margin Adjustment Date upon the Lender's receipt of the next set of Borrower's financial statements delivered in connection with this provision.

         Applicable Revolving LIBOR Rate Margin - at all times prior to a Margin Adjustment Date, two and one-half percent (2.5%) and on and after the Margin Adjustment Date, in accordance with the following chart and shall be readjusted in accordance with the Margin Adjustment Date upon the Lender's receipt of the next set of Borrower's financial statements delivered in connection with this provision.

         Applicable Term Base Rate Margin - at all times prior to a Margin Adjustment Date, one percent (1.0%) and on and after the Margin Adjustment Date, in accordance with the following chart and shall be adjusted in accordance with the Margin Adjustment Date.

         Applicable Term LIBOR Rate Margin - at all times prior to a Margin Adjustment Date, three percent (3.0%) and on and after the Margin Adjustment Date, in accordance with the following chart and shall be readjusted in accordance with the Margin Adjustment Date upon the Lender's receipt of the next set of Borrower's financial statements delivered in connection with this provision.


                                  Appendix - 2

   EBITDA/FIXED                  REVOLVING LINE                                                          UNUSED
    CHARGES(1)                      OF CREDIT                              TERM LOAN                    LINE FEE
   ------------                  --------------                            ---------                    --------
1.40:1 or greater             Base Rate or LIBOR                    Base Rate plus .5% or                  .25%
                              plus 2.25%                            LIBOR plus 2.50%

Between 1.21:1 and            Base Rate plus .25%                   Base Rate plus .75% or                .375%
1.39:1                        or LIBOR plus 2.50%                   LIBOR plus 2.75%


Between 1.20:1 and            Base Rate plus .5% or                 Base Rate plus 1% or                  .375%
1.0:1                         LIBOR plus 2.75%                      LIBOR plus 3%


Less than 1.0:1               Base Rate plus .75%                   Base Rate plus 1.25% or                 .5%
                              or LIBOR plus 3%                      LIBOR plus 3.25%


         Asset Purchase Agreement - the Asset Purchase Agreement dated as of March 5, 1999, among Borrower and IPSCO.

         Availability - the amount of money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero (-0-). Until such time as Borrower has fully complied with the covenant in
Section 8.1.9, Availability shall be limited to $7,500,000.

         Bank - Fleet Bank.

         Base Rate - a fluctuating interest rate equal to the higher from time to time of (i) the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be its prime rate and (ii) the rate of interest equal to one-half of one percent (1/2 of 1%) per annum above the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined for any day by Bank.

         Base Rate Loan - each Loan which bears interest based on the Base Rate.

--------
         (1) Fixed Charges shall include all of Borrower's interest expense, taxes, capital expenditures and principal payments. Principal payments, for the purposes of these calculations, shall be deemed to be $1,600,000 per annum. All terms used herein shall be more particularly defined in the Loan Agreement.


                                  Appendix - 3

         Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

                  i. The Maximum Revolving Amount; or

                  ii. an amount equal to eight-five percent (85%) of the net amount of Eligible Accounts outstanding at such date, provided, however, that there shall be a sublimit of $1,000,000 for Progress Billings which are otherwise not Eligible Accounts.

For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Eligible Accounts at such time.

         Breakage Costs - as defined in Section 3.3.1 (D) of the Agreement.

         Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed. When used in connection with any LIBOR Rate Loan, this definition shall also exclude any day on which commercial banks are not open for dealing in U.S. dollar deposits in the London, England interbank market.

         Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed asset or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

         Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         Closing Date - the date on which all of the conditions precedent in
Section 9 of the Agreement are satisfied and the initial Loan is made.

         Code - the Uniform Commercial Code as adopted and in force in the State of New York, as from time to time in effect.

         Collateral - all of the Property and interests in Property described in
Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

         Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

         Continuation - as defined in Section 3.3.1 of the Agreement.

         Conversion - as defined in Section 3.3.1 of the Agreement.


                                  Appendix - 4

         Default - an event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

         Default Rate - as defined in subsection 2.1.2 of the Agreement.

         Distribution - in respect of any corporation, limited liability company or partnership, means and includes: (i) the payment of any dividends or other distributions on capital stock or other equity interests issued by any such Person (except distributions made in kind) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the proceeds of the sale of Securities.

         Dominion Account - a special account of Lender established by Borrower pursuant to the Agreement at a bank selected by Borrower, but acceptable to Lender in its reasonable discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

         EBITDA - with respect to any fiscal period, the sum of Adjusted Net Earnings from Operations plus interest expense, income taxes, depreciation and amortization for such period, as determined in accordance with GAAP.

         Eligible Account - an Account arising in the ordinary course of Borrower's business from the rendition of services which Lender, in its sole credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

                  i. it arises out of a rendition of services made by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or

                  ii. it is unpaid for more than 60 days after the original due date shown on the invoice; or

                  iii. it is due or unpaid more than 90 days after the original invoice date; or

                  iv. 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or

                  v. the total unpaid Accounts of the Account Debtor exceed 20% of the net amount of all Eligible Accounts, to the extent of such excess; or

                  vi. any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; or

                  vii. the Account Debtor is also Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account to the extent of such dispute, or the Account Debtor has made any claim with respect to any other Account due from such Account


                                  Appendix - 5

Debtor to Borrower to the extent of such claim or dispute, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor to the extent of such setoff; or

                  viii. the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  ix. it arises from a rendition of services to an Account Debtor outside the United States, unless the payment of such rendition of services is secured by a letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion; or

                  x. the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. Section 203 et seq., as amended); or

                  xi. the Account is subject to a Lien other than a Permitted Lien; or

                  xii. the services giving rise to such Account have not been performed by Borrower or accepted by the Account Debtor; or

                  xiii. the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

                  xiv. Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

                  xv. Borrower has made an agreement with the Account Debtor to extend the time of payment thereof.

                  xvi. Such Account is not listed on the Borrower's Account aging report.

         Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.


                                  Appendix - 6

         Equipment - all machinery, apparatus, equipment, rigs, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

         ERISA - The employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

         Event of Default - as defined in Section 10.1 of the Agreement.

         Excess Cash Flow - with respect to any fiscal period of Borrower, the amount derived by adding to Adjusted Net Earnings from Operations of Borrower for such fiscal period (including, however, for this purpose, any cash gains or losses arising from extraordinary or non-recurring items), depreciation and amortization for such fiscal period and subtracting from such sum regularly scheduled payments of principal under this Agreement and Capital Expenditures which are not financed for such fiscal period.

         Fixed Charges - for any period, the sum of (A) actual non-financed Capital Expenditures of Borrower made during such period, plus (B) cash income taxes actually paid during such period, plus (C) the sum of the aggregate of regularly scheduled payments of principal with respect to Indebtedness for Money Borrowed (other than the Revolving Credit Loans and the Term Loan) made during such period, plus (D) the sum of the portion of the aggregate of regularly scheduled payments made during such period under capitalized leases that is allocatable to the repayment of principal, plus (E) cash interest expense of Borrower during such period, plus (F) Distributions made by Borrower during such period, all as determined in accordance with GAAP consistently applied.

         GAAP - generally accepted account principles in the United States of America in effect from time to time.

         General Intangibles - all personal property of Borrower (including things in action) other than goods, Accounts, chattel paper, documents, instruments and money, whether now owned or hereafter created or acquired by Borrower.

         Indebtedness - as applied to a Person means, without duplication:

                  i. all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

                  ii. all obligations of other Persons which such Person has guaranteed,


                                  Appendix - 7

                  iii. all reimbursed obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

                  iv. in the case of Borrower (without duplication), the Obligations.

         Interest Period - for any LIBOR Rate Loan, the period commencing on the date of the borrowing thereof and ending on the last day of the period selected by Borrower pursuant to the provisions contained in the Agreement. The duration of each such Interest Period shall be for 30, 60, 90 or 180 days, in each case as Borrower may select, pursuant to an appropriate notice of borrowing, notice of Continuation or notice of Conversion, except as otherwise provided in Section
3.3.1 (A) of the Agreement. Notwithstanding anything hereinabove to the contrary, Borrower may not select any Interest Period that ends after the last day of the Original Term, or if the Agreement is renewed in accordance with the terms of Section 4.1, the last day of the Renewal Term then in effect. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended so as to occur on the next succeeding Business Day; provided, however, if such extension would cause the last day of such Interest Period to occur during the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

         Inventory - all of Borrower's inventory, whether now owned or hereafter acquired including, but not limited to, all inventory, merchandise and goods intended for sale or lease by Borrower, or to be furnished under any, contract of service, or so furnished by Borrower for display or demonstration; all work in process; all new materials, finished goods and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, inventory, selling, leasing or furnishing of such inventory, merchandise and goods or otherwise used or consumed in Borrower's business; and all documents of title or documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

         Investment Property - all of Borrower's securities, whether certificated or uncertificated, securities entitlements, securities accounts, commodity contracts and commodity accounts.

         IPSCO - shall mean International Petroleum Services Company, a Pennsylvania corporation.

         LIBOR Rate - shall mean, with respect to the Interest period applicable to the borrowing of a LIBOR Rate Loan, the rate obtained (rounded upwards to the nearest 1/16th of 1%) by dividing (i) the rate of interest per annum offered to the Bank in the London Interbank foreign currency deposits market as of approximately 12:00 noon (New York City time) three (3) Business Days prior to the commencement of such Interest Period for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the LIBOR Rate Loan for which the LIBOR Rate is being determined with maturities comparable to the Interest Period for which such LIBOR Rate will apply, by (ii) an amount equal to 1 minus the stated reserve (expressed as a decimal), if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System as from time


                                  Appendix - 8
to time shall be in effect (or against any other category of liabilities, which includes deposits, by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extensions of credit on other assets, which includes loans by a non-U.S. office of Bank or Lender to U.S. residents). In the absence of manifest error, each determination by Lender of the applicable LIBOR Rate shall be deemed conclusive.

         LIBOR Rate Loan - each Loan which bears interest based on the LIBOR
Rate.

         Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         Loan Account - the loan account established on the books of Lender pursuant to Section 3.6 of the Agreement.

         Loan Documents - the Agreement, the Other Agreements and the Security Documents.

         Loans - all loans and advances of any kind made by Lender pursuant to the Agreement.

         Margin Adjustment Date - the first day of the month following the month in which Lender shall have received Borrower's financial statements, issued on an audited basis, for the year ending December 31, 1999 and as of December 31 of all subsequent years, all of which shall be prepared in accordance with the provisions of Section 8.1.3.

         Material Adverse Effect - means a material adverse effect on (i) the business prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (ii) the ability of Lender to enforce the Obligations under the Agreement, (iii) the ability of Lender to enforce the Obligations or realize upon the Collateral, or (iv) the value of the Collateral or the amount which Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in a liquidation of such Collateral.

         Maximum Revolving Amount - $17,500,000, less the outstanding aggregate principal balance of the Term Loan.

         MIS - has the meaning set forth in Section 8.1.9.

         Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds,


                                  Appendix - 9
debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Borrower.

         Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

         Net Cash Proceeds - with respect to any Property, the aggregate amount of all proceeds, payable in cash, arising from the sale, transfer or other disposition of such Property, minus the usual and customary out-of-pocket costs and expenses payable by the seller of such Property.

         Obligations - all Loans and other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to Lender or at the Bank of any kind or nature, present or future, including without limitation all Indebtedness of Borrower arising from or relating to any instrument, document or agreement to which Borrower is a party, or by which it or its property is bound, and which is designed to hedge or protect against interest rate fluctuations, such as interest rate swaps, interest rate caps, interest rate collars, and similar kinds of interest hedging products, in all cases whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

         Original Term - as defined in Section 4.1 of the Agreement.

         Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement.

         Overadvance - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans exceeds the Borrowing Base.

         Participating Lender - each Person who shall be granted the right by Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

         Permitted Liens - any Lien of a kind specified in subsection 8.2.5 of the Agreement.

         Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligation's of Borrower at the time outstanding, does not exceed $50,000. For the purposes of


                                  Appendix - 10
this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

         Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

         Progress Billings - Borrower's billings to Columbia Gas Transmissions in the gas storage field market for work actually performed or services actually rendered by Borrower, as reflected on the books and records of Borrower, prior to Borrower's completion of such work or services.

         Projections - Borrower's forecasted Consolidated (a) balance sheets,
(b) profit and loss statements, (c) cash flow statements, and (d) Availability, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

         Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

         Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

         Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                  i. investments in one or more Subsidiaries of Borrower to the extent existing on the Closing Date;

                  ii. Property to be used in the ordinary course of business;

                  iii. Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries;


                                  Appendix - 11

                  iv. investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                  v. investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company, organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and

                  vi. investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

         Revolving Credit Loan - a Loan made by Lender as provided in Section
1.1 of the Agreement.

         Schedule of Accounts - as defined in subsection 6.4.1 of the Agreement.

         Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         Security Documents - all instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

         Revolving Credit Note - the Secured Revolving Credit Note to be executed by Borrower on or about the Closing Date or any amendments, modifications, supplements, renewals or extensions at any other time subsequent thereto, in favor of Lender to evidence the Revolving Credit Loans, which shall be in the form of Exhibit A-1 to the Agreement.

         Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures, and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

         Subordinated Debt - Indebtedness of Borrower that is subordinated to the Obligations in a manner satisfactory to Lender.

         Subsidiary - any corporation of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

         Tangible Net Worth - net worth calculated in accordance with GAAP, less, in the case of Borrower, "prepaid expenses and other current assets" and "other long term assets" as so classified on Borrower's balance sheet as of November 30, 1998, less all assets which would be classified as intangible assets, in accordance with GAAP, plus the unpaid principal balance of Subordinated Debt.


                                  Appendix - 12

         Term Loan - The Loan described in Section 1.2 of the Agreement.

         Term Note - The Secured Promissory Note to be executed by Borrower on or about The Closing Date, or any amendments, modifications, supplements, renewals or extensions at any time subsequent thereto, in favor of Lender to evidence the Term Loan, which shall be in the form of Exhibit A annexed hereto.

         Total Credit Facility - $17,500,000.

         Type - with respect to any Loan, whether such Loan is a Base Rate Loan or a LIBOR Rate Loan.

         Voting Stock - Securities of any class or classes of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

         CERTAIN MATTERS OF CONSTRUCTION. The Terms "herein," "hereof' and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The Section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.


                                  Appendix - 13

                               FIRST AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

         This First Amendment to the Loan and Security Agreement ("Amendment") dated this 24th day of August, 1999, by and between FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033, and UNION DRILLING, INC. ("Borrower"), a Delaware corporation with its chief executive office and principal place of business at 3117 Washington Pike, Bridgeville, PA 15017.


         WHEREAS, on March 5, 1999, Lender and Borrower entered into a certain Loan and Security Agreement (as amended, modified, renewed, extended, replaced or substituted from time to time, the "Agreement") together with Other Agreements and Security Documents, to reflect certain financing arrangements between the parties thereto. The Agreement, Other Agreements and Security Documents and all other agreements, documents and instruments executed in connection therewith are collectively referred to as the "Existing Financing Agreements"; and


         WHEREAS, the parties have agreed, subject to the terms and conditions of this Amendment, to modify and amend the Agreement; and

         WHEREAS, in the case of a direct conflict between the provisions of the Agreement and the provisions of this Amendment, the provisions hereof shall prevail; and

         WHEREAS, all capitalized terms used herein not defined herein shall have the meanings ascribed to them in the Agreement.

         NOW THEREFORE, with the foregoing recitals deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree to amend the Agreement as follows:


         1. The preamble is hereby amended by deleting the address listed for the Borrower's principal place of business and inserting the following address in lieu thereof:

               3117 Washington Pike
               Bridgeville, PA 15017

         2. Section 8.2.12 is hereby deleted in its entirety and the following is inserted in lieu thereof:

         Other than Borrower's lease for 3117 Washington Pike, Bridgeville, PA, become, or permit any of its Subsidiaries to become, a lessee under any operating lease (other than a lease under which Borrower or any of its Subsidiaries is a lessor) of Property if the aggregate Rentals payable during any current or future period or 12 consecutive months under the lease in question and all other leases under which Borrower or any of its Subsidiaries is then lessee would exceed $50,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

         3. Section 11.8 is hereby amended by deleting the address listed for the Borrower and inserting the following address in lieu thereof:

               3117 Washington Pike
               Bridgeville, PA 15017

         4. Paragraph 1 of Exhibit B to the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                     Chief Executive Office:   3117 Washington Pike
                                               Bridgeville, PA 15017

                     Other Locations:          Old Rt.33 West, Mudlick Road
                                               Buckhannon, WV 26201

                                               200 Industrial Drive
                                               Norton, VA 24273

                                               RR 2, Box 8A
                                               Rt. 119 North
                                               Punxsutawney, PA 15767

                                               Unit B
                                               1355 South 1100 East
                                               Vernal, UT 84078

         5. Paragraph 2 of Exhibit B to the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

               Borrower maintains its books and records relating to Accounts and General Intangibles at:

                     3117 Washington
                     Pike Bridgeville, PA 15017




         6.    Exhibit K is hereby amended by adding the following to such
Exhibit:

Lessee   Lessor                        Term of Lease    Property Covered

Borrower Chatfield Properties, L.P.    6/1/99-5/31/02   3117 Washington Pike
                                                        Bridgeville, PA 15017

         7. Waiver of Claims. The Borrower hereby acknowledges that it is indebted to Lender in the principal amount of $9,387,476.49 and acknowledges and agrees it has no offsets, defenses, claims, or counterclaims against the Lender, or its officers, directors, employees, attorneys, representatives, parents, affiliates, predecessors, successors, and assigns with respect to the Agreement, or otherwise, and that if the Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Lender, or its officers, directors, employees, attorneys, representatives, parents, affiliates, predecessors, successors, and assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Lender, and its officers, directors, employees, attorneys, representatives, parents, affiliates, predecessors, successors, and assigns from any liability therefor.

         8.    Ratification of Loan Documents. The Borrower:

               a. Hereby ratifies, confirms, and reaffirms all and singular the terms and conditions of the Loan Documents and the Agreement. The Borrower further acknowledges and agrees that except as specifically modified in this Amendment, all terms and conditions of the Agreement, the Other Agreements and the Security Documents are hereby reaffirmed and shall continue in full force and effect as therein written.

               b. Shall, from and after the execution of this Amendment, execute and deliver to Lender whatever additional documents, instruments, and agreements that the Lender reasonably may require in order to vest or perfect the Loan Documents and the Collateral granted therein more securely in the Lender and to otherwise give effect to the terms and conditions of this Amendment.

         9. Reimbursement of Costs and Expenses. Upon the execution of this Amendment, the Borrower shall reimburse to the Lender all fees and expenses and attorneys' fees and expenses incurred by the Lender through the date of this Amendment, including all attorneys' fees and expenses incurred in connection with the negotiation, preparation and execution of this Amendment and the documents provided for herein or related hereto.

         10. Further Assurances. Borrower hereby agrees to take all such actions and to execute and/or deliver to Lender all such documents, assignments, financing statements and other documents, as Lender may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

         11. Confirmation of Collateral. Borrower hereby confirms its existing grant to Lender, of a security interest in the Collateral. Borrower hereby confirms that all security interests at any time granted by it to Lender, continue in full force and effect and secure and shall continue to secure the Obligations of Borrower so long as any such Obligations remain outstanding and that all assets subject thereto remain free and clear of any liens or encumbrances other than those in favor of Lender, or as specifically set forth in the Agreement and exhibits thereto.

         12. Representations and Warranties. Borrower hereby reaffirms all representations and warranties made to Lender under the Existing Financing Agreements and confirms that all are true and correct as of the date hereof. Borrower further represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate action on the part of it and that the officer executing this Amendment on its behalf was similarly authorized and empowered, and that this Amendment does not contravene any provision of its Certificate of Incorporation and By-laws or Formation Agreement or Operating Agreement, as appropriate, or of any contract or agreement to which it is a party or by which any of its properties is bound. Borrower reaffirms all of the covenants contained in the Agreement and covenants to abide thereby until all of the Obligations of Borrower to Lender of whatever nature and whenever incurred, are satisfied and/or released by Lender. Insofar as financial covenants are concerned, such covenants shall be calculated on a consolidated basis for purposes of determining Borrower's compliance therewith.

         13. Conditions Precedent. The Amendment shall not be effective until the following conditions have been met to the sole satisfaction of Lender:

               (a) Borrower shall have executed and delivered to Lender this Amendment; and,

               (b) Borrower shall have furnished to Lender appropriate resolutions adopted by its Board of Directors authorizing the execution and delivery of this Amendment and all such other documents as are required hereunder or which Lender shall reasonably require in addition hereto.

         14.   Miscellaneous.

               (a) As of the date hereof, all references to the "Agreement" shall include this Amendment.

               (b) No discussions and/or course of dealing between Borrower and Lender shall modify or be deemed to modify the Agreement or this Amendment.

               (c) No negotiations or other actions or omissions by Lender, whether occurring prior hereto, during the term of the Agreement, or otherwise, shall constitute a waiver of any of Lender's rights or remedies under or in connection therewith, or a consent to any departure therefrom by Borrower.

               (d) Each party executing this Agreement represents that such party has the full authority and legal power to do so.

               (e) Borrower acknowledges that in reviewing and executing this Amendment it has been represented by counsel of its choice and that it has read and understood and/or has had explained to it the significance of all of the matters set forth herein and agrees to be bound by this Amendment in all respects.

               (f) At any time requested by Lender, the Borrower agrees to perform such other acts and to sign such other documents as the Lender may deem necessary, proper or convenient in order to carry out the purposes and provisions of the Agreement or this Amendment.

               (g) This Amendment may be executed in one or more counterparts, each of which taken together shall constitute one agreement.

               (h) No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

               (i) The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

               (j) No modification hereof or of any agreement referred to herein shall be binding or enforceable unless it is in writing and signed on behalf of the party against whom enforcement is sought.

               (k) The terms and conditions of this Amendment shall be governed by the laws of the State of New York.

         TO THE EXTENT LEGALLY PERMISSIBLE, EACH OF THE UNDERSIGNED MUTUALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AMENDMENT, THE SUBJECT MATTER HEREOF, OR TO ANY RESPECTIVE ACTIONS TAKEN OR OMITTED IN CONNECTION WITH THIS AGREEMENT.


                                      UNION DRILLING, INC

                                      By: /s/ Christopher Strong
                                         --------------------------------------
                                          Christopher Strong    Vice President
                                         ----------------------,---------------




                                      FLEET CAPITAL CORPORATION

                                      By: /s/ Katherine L. Lane
                                         --------------------------------------
                                          Katherine L. Lane     Vice President
                                         ----------------------,---------------

         SECOND AMENDMENT Dated May 22, 2000, TO LOAN AND SECURITY AGREEMENT Between FLEET CAPITAL CORPORATION ("Lender") And UNION DRILLING, INC. ("Borrower") dated as of March 5, 1999 as amended by the First Amendment dated August 24, 1999 (the "Loan Agreement"). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         WHEREAS, the parties wish to amend the Loan Agreement as set forth below;

         NOW, THEREFORE, the parties hereto agree as follows:

         A. Effective as of the date hereof, the following definitions in Appendix A shall be inserted in lieu of and shall replace the existing descriptions in Appendix A:

               Applicable Revolving Base Rate Margin - at all times prior to the Margin Adjustment Date applicable to financial statements for the period ending December 31, 2000, one percent (1%), and on and after such Margin Adjustment Date, in accordance with the following chart, based on the next set of Borrower's financial statements delivered to Lender in connection with this Agreement.

               Applicable Revolving LIBOR Rate Margin - at all times prior to the Margin Adjustment Date applicable to financial statements for the period ending December 31, 2000, three percent (3%), and on and after such Margin Adjustment Date, in accordance with the following chart based on the next set of Borrower's financial statements delivered to Lender in connection with this Agreement.

               Applicable Term Base Rate Margin - at all times prior to the Margin Adjustment Date applicable to financial statements for the period ending December 31, 2000, one and one- half percent (1.5%), and on and after such Margin Adjustment Date, in accordance with the following chart based on the next set of Borrower's financial statements delivered to Lender in connection with this Agreement.

               Applicable Term LIBOR Rate Margin - at all times prior to the Margin Adjustment Date applicable to financial statements for the period ending December 31, 2000, three and one-half percent (3.5%), and on and after such Margin Adjustment Date, in accordance with the following chart based on the next set of Borrower's financial statements delivered to Lender in connection with this Agreement.

         B. Effective as of the date hereof, Section 7.1.13 of the Loan Agreement is hereby modified by deleting the amount of "$25,000," and inserting in lieu thereof, the amount of "$100,000."

                          [CHART APPEARS IN AGREEMENT]

         C. Effective as of December 31, 1999, and for the fiscal year ended December 31, 1999, the financial covenants in Section 8.3 are hereby deleted in their entirety and the following are inserted in lieu thereof:

               8.3   Specific Financial Covenants.

                     During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that it shall:

                     8.3.1    Tangible Net Worth.

                              Maintain at all times during and as of the last
day of each period set forth below a Tangible Net Worth, as follows:

                              At the end of the first fiscal quarter of 2000,
Borrower shall have a Tangible Net Worth of at least $19,000,000 and at the end of each subsequent fiscal quarter of 2000, Borrower shall have a Tangible Net Worth of at least $20,000,000. The minimum Tangible Net Worth requirement during each fiscal year commencing with the fiscal year beginning January 1, 2001, shall at all times be not less than the Tangible Net Worth requirement for the preceding fiscal year plus 80% of the prior fiscal year's net profit. This covenant shall be measured based upon the Borrower's audited fiscal year end financial statements.

                      8.3.2   EBITDA.

                              Have EBITDA for each period set forth below of
not less than the amount set forth below opposite each such period:


                     Measuring Period                             Minimum EBITDA
                     ----------------                             --------------

         (a) first fiscal quarter ending on March 31, 2000          $  338,000
         (b) two fiscal quarters ending on June 30, 2000            $1,742,000
         (c) three fiscal quarters ending on September 30, 2000     $3,627,000
         (d) four fiscal quarters ending on December 31, 2000       $4,536,000

         (e) for each subsequent fiscal quarter, the prior fiscal quarter's minimum EBITDA plus $250,000, measured on rolling four-quarter basis.

                     8.3.3    Fixed Charge Coverage Ratio.

                              Maintain a ratio of (a) EBITDA to (b) Fixed
Charges as set forth below:

                                                                           Minimum Fixed
                     Measuring Period                                  Charge Coverage Ratio
                     ----------------                                  ---------------------

         (a) three fiscal quarters ending on September 30, 2000             1.0 to 1.00
         (b) four fiscal quarters ending on December 31, 2000               1.0 to 1.00
         (c) four fiscal quarters ending on March 31, 2000                  1.1 to 1.00
         (d) fiscal quarter ending on June 30, 2001 and each                1.3 to 1.00
             fiscal quarter thereafter, in each case together with
             the three preceding fiscal quarters

                     8.3.4 Borrower's Limited Right to Maintain Covenant Compliance. Nothing contained herein shall preclude Borrower's principals from permanently contributing capital into Borrower so as to cause Borrower to maintain covenant compliance, provided that such contribution is made prior to any certification required hereunder with respect to such compliance. Such permanently contributed capital shall, for purposes of covenant calculation, be added to the Borrower's EBITDA. The right to contribute additional permanent capital and have it added to EBITDA for covenant calculation purposes shall cease for such purpose with the covenant compliance certificate for the fiscal year ending December 31, 2000. However, any permanent capital contributed during fiscal year 2000 will carry forward in the rolling four quarter calculation of EBITDA based upon the quarters to which the capital contributions were attributed.

         D. Waiver of Claims. The Borrower hereby acknowledges that as of May 16, 2000, it is indebted to Lender in the principal amount of $9,483,000 and acknowledges an agrees it has no offsets, defenses, claims, or counterclaims against the Lender, or its officers, directors, employees, attorneys, representatives, parents, affiliates, predecessors, successors, and assigns with respect to the Loan Agreement, any Other Agreements, or otherwise in any other transaction between the Lender and the Borrower, and that if the Borrower now has, or ever did have, whether with respect to the Loan Agreement or any other transaction between the Lender and the Borrower, any offsets, defenses, claims, or counterclaims against the Lender, or its officers, directors, employees, attorneys, representatives, parents, affiliates, predecessors, successors, and assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this First Amendment and Limited Waiver, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Lender, and its officers, directors, employees, attorneys, representatives, parents, affiliates, predecessors, successors, and assigns from any liability therefor.

         E. Ratification of Loan Agreement and Other Agreements. The Borrower hereby ratifies, confirms, and reaffirms all and singular the terms and conditions of the Loan Agreement and the Other Agreements. The Borrower further acknowledges and agrees that all terms and conditions of the Loan Agreement and the Other Agreements remain in full force and effect.

         F. Compliance. The Borrower, by executing this Second Amendment, represents and warrants that all of the covenants, representations and warranties set forth in Section 7 of the

Loan Agreement are true and correct as of the date of the execution of this Second Amendment (except with respect to the first sentence of Section 7.1.21 of the Loan Agreement as it relates to the existence of the Defaults), and that since March 31, 2000 there has been no damage, destruction or loss to the Borrower's property, whether or not covered by insurance, which would materially and adversely affect the Borrower's business or property. To the extent the schedules attached to the Loan Agreement are no longer accurate, the correct, updated Schedules are attached hereto. Borrower represents to the Lender that the Schedules attached hereto are true, accurate and complete.

         G. Reimbursement of Costs and Expenses. Borrower shall reimburse the Lender for all fees and expenses and attorneys' fees and expenses incurred by the Lender in connection with this Second Amendment.

         H. Conditions Precedent. This Second Amendment shall not be effective until all of the following conditions have been met to the sole satisfaction of the Lender:

               (a) Borrower shall have executed and delivered this Second Amendment to Lender; and

               (b) Borrower shall have furnished to Lender appropriate resolutions by its Board of Directors authorizing the execution and delivery hereof.

         I. Confirmation of Collateral. Borrower hereby confirms its existing grant to Lender, of a security interest in the Collateral. Borrower hereby confirms that all security interests at any time granted by it to Lender, continue in full force and effect and secure and shall continue to secure the liabilities and obligations of Borrower so long as any such liabilities or obligations remain outstanding and that all assets subject thereto remain free and clear of any liens or encumbrances other than those in favor of Lender, or as specifically set forth in the Loan Agreement and exhibits thereto.

         J. BORROWER ALSO ACKNOWLEDGES THAT IN REVIEWING AND EXECUTING THIS SECOND AMENDMENT IT HAS BEEN REPRESENTED BY COUNSEL OF ITS CHOICE AND THAT IT HAS READ AND UNDERSTOOD AND/OR HAS HAD EXPLAINED TO IT THE SIGNIFICANCE OF ALL OF THE MATTERS SET FORTH HEREIN AND AGREES TO BE BOUND BY THIS SECOND AMENDMENT IN ALL RESPECTS. FURTHER, BORROWER CONFIRMS THAT IN DELIVERING THIS SECOND AMENDMENT TO THE LENDER, IT IS NOT RELYING ON ANY PROMISE, COMMITMENT, REPRESENTATION OR UNDERSTANDING, EITHER EXPRESS OR IMPLIED, MADE BY OR ON BEHALF OF THE LENDER, THAT IS NOT EXPRESSLY SET FORTH HEREIN, OR IN THE LOAN AGREEMENT OR IN ANY OTHER AGREEMENTS.

         K. Further Assurances. At any time requested by the Lender, the Borrower agrees to perform such other acts and to sign such other documents as the Lender may reasonably deem necessary, proper or convenient in order to carry out the purposes and provisions of the Loan Agreement or this Second Amendment.

         L. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which taken together shall constitute one agreement.

         M.    Miscellaneous

               (a) Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

               (b) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

               (c) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

               (d) Governing Law. The terms and conditions of this Second Amendment shall be governed by the laws of the State of New York.

               (e) All references in the Other Agreements to the Loan Agreement shall mean the Loan Agreement as amended hereby and as hereafter amended, supplemented or modified from time to time. From and after the date hereof, all references in the Loan Agreement to "this Agreement," "hereof," "herein," or similar terms, shall mean and refer to the Loan Agreement as amended by this Second Amendment.

               IN WITNESS WHEREOF, this Second Amendment has been duly executed in New York, New York on this 22nd day of May, 2000.


                                      UNION DRILLING, INC


                                      By: /s/ Christopher D. Strong
                                         ---------------------------------------
                                         Name: Christopher D. Strong
                                         Title: Chief Financial Officer

                                      FLEET CAPITAL CORPORATION

                                      By: /s/ Katherine L. Lane
                                         ---------------------------------------
                                         Name:  Katherine L. Lane
                                         Title: Vice President

                                    EXHIBIT B

                               BUSINESS LOCATIONS


1.       Borrower currently has the following business locations, and no others:

         Chief Executive Office:    South Pittsburgh Technology Park
                                    3117 Washington Pike, 2nd  Floor
                                    Bridgeville, PA  15017

         Other Locations:           Old Rt. 33 West, Mudlick Road
                                    Buckhannon, WV  26201

                                    200 Industrial Drive
                                    Norton, VA  24273

                                    RR 2, Box 8A
                                    Route 119 North
                                    Punxsutawney, PA  15767

                                    Unit B
                                    1355 South 1100 East
                                    Vernal, UT  84078

2. Borrower maintains its books and records relating to Accounts and General Intangibles at:

         South Pittsburgh Technology Park
         3117 Washington Pike, 2nd Floor
         Bridgeville, PA  15017

3. Borrower has had no office, place of business or agent for process located in any county other than as set forth above, except:

         Not Applicable

4. Each Subsidiary currently had the following business locations, and no others:

         Chief Executive Office:    Not Applicable

         Other Locations:           Not Applicable

5. Each Subsidiary maintains its books and records relating to Accounts and General Intangibles at:

         Not Applicable

6. Each subsidiary has had no office, place of business or agent for process in any county other than as set forth above, except:

         Not Applicable

7. The following bailees, warehouseman, similar parties and consignees hold inventory of Borrower or one of its Subsidiaries:

         Not Applicable

8. The following are the locations of Borrower's and Borrower's Subsidiaries Equipment:

         Location                                       Owner/Lessor

         South Pittsburgh Technology Park, 2nd Floor    Chatfield Properties
         3117 Washington Pike
         Bridgeville, PA  15017

         Old Rt. 33 West, Mudlick Road
         Buckhannon, WV  26201

         200 Industrial Drive                           Boca, Ltd.
         Norton, VA  24273

         RR 2, Box 8A                                   Dean Barrett/Harry Cook
         Route 119 North
         Punxsutawney, PA  15767

         Unit B   Russell J. Sullivan
         1355 South, 1100 East
         Vernal, UT  84078

         Note: Equipment is located on customers' locations and is moved from time to time.

                                    EXHIBIT C

                     JURISDICTIONS IN WHICH BORROWER AND ITS
                   SUBSIDIARIES ARE AUTHORIZED TO DO BUSINESS



                  Name of Entity                                Jurisdictions
                  Borrower                                      Colorado
                                                                Georgia
                                                                Kentucky
                                                                New York
                                                                Ohio
                                                                Pennsylvania
                                                                Tennessee
                                                                Utah
                                                                Virginia
                                                                West Virginia

                                    EXHIBIT I

                                   LITIGATION

                  THIRD PARTY CLAIMANTS                         LIABILITY
                  Elizabeth Slone                               $15,000
                  Renise & Branham Taulbee                      $10,334

                  TOTAL OUTSTANDING LIABILITY                   $25,334

                                    EXHIBIT Q

                              EXISTING SURETY BONDS

OBLIGEE                             BOND TYPE                       BOND AMOUNT
--------------------------------------------------------------------------------
Commonwealth of Kentucky            License & Permit                $    1,000
Commonwealth of Pennsylvania        License & Permit                $    5,000
Commonwealth of Pennsylvania        License & Permit                $   10,000
State of West Virginia              License & Permit                $   50,000
State of West Virginia              License & Permit                $    4,000
State of West Virginia              Financial Guarantee             $   18,318

Total                                                               $   88,318

                               THIRD AMENDMENT TO

                           LOAN AND SECURITY AGREEMENT

                          Dated as of February 22, 2001

                                     Between

                              UNION DRILLING, INC.,
                                    Borrower,

                                       and

                           FLEET CAPITAL CORPORATION,
                                     Lender

                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT


         THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") made as of this 22nd day of February 2001, between UNION DRILLING, INC., a Delaware corporation ("Borrower") and FLEET CAPITAL CORPORATION ("Lender").

                                    Recitals

         WHEREAS, Borrower and Lender are parties to the Loan and Security Agreement dated as of March 5, 1999, as amended by the First Amendment dated as of August 24, 1999 and the Second Amendment dated as of May 22, 2000 (the "Loan and Security Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan and Security Agreement.

         WHEREAS, Borrower desires to amend the credit facilities with Lender so that Borrower may receive advances in the form of letters of credit.

         WHEREAS, Lender has agreed to amend the credit facilities with Borrower under the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Loan and Security Agreement as follows:

         Section 1. Definitions.


         (a) Appendix A of the Loan and Security Agreement is hereby amended by adding the following definitions of "L/C Amount" and "Letter of Credit" thereto in alphabetical order:

         L/C Amount - at any time, the aggregate undrawn face amount of all Letters of Credit then outstanding.

         Letter of Credit - any standby letter of credit issued by Lender for the account of Borrower.

         Section 2. Amendments of Credit Agreement.

         (a) Section 1 of the Loan and Security Agreement is hereby amended by inserting the phrase "the L/C Amount and" after the word "minus" in the first sentence of Section 1.1.

         (b) Section 2 of the Credit Agreement is hereby further amended by adding the following Sections 2.10, 2.11, 2.12 and 2.13 thereto:

         Section 2.10. Letters of Credit. Lender agrees, for so long as no Default or Event of Default exists and if requested by Borrower, to issue Letters of Credit for the account of Borrower, provided that the L/C Amount shall at no time exceed $600,000. No Letter of Credit may have an expiration date that is after the last date of the Original Term or the last date of the then current Renewal Term, if applicable. Any amounts paid by Lender in connection with any Letter of Credit shall be treated as a Revolving Credit Loan, shall bear interest and be payable at the same LIBOR rate and in the same manner as Revolving Credit Loans. All obligations of reimbursement arising in favor of Lender in connection with any Letter of Credit shall be secured by all of the Collateral.

         Section 2.11. Issuance of Letters of Credit.

         2.11.1 Letter of Credit Application. Borrower may request Lender to issue or cause the issuance of a Letter of Credit by delivering to Lender at its payment office, Lender's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Lender; and, such other certificates, documents and other papers and information as Lender may reasonably request.

         2.11.2 Terms. Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than the last date of the Original Term or the last date of the then current Renewal Term, if applicable. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by Lender and, to the extent not inconsistent therewith, the laws of the State of New York.

         Section 2.12. Requirements For Issuance of Letters of Credit.

         2.12.1 Indemnification. In connection with the issuance of any Letter of Credit, Borrower shall indemnify, save and hold Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by Lender and expenses and reasonable attorneys' fees incurred by Lender arising out of, or in connection with, any Letter of Credit to be issued or created for Borrower. Borrower shall be bound by Lender's regulations and good faith interpretations of any Letter of Credit issued or created on behalf of Borrower, although this interpretation may be different from its own; and, neither Lender nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Lender's or such correspondents' willful misconduct or gross negligence.

         2.12.2 Authorization. Borrower shall authorize and direct Lender to name Borrower as the "Applicant" or "Account Party" of each Letter of Credit.

         Section 2.13. Letter of Credit Fees. Borrower shall pay to Lender a Letter of Credit fee on the aggregate face amount of such Letters of Credit outstanding from time to time during the term of this Agreement at a rate per annum equal to the Applicable Revolving LIBOR Rate Margin in effect at the Letter of Credit issuance date, payable monthly in arrears, plus all normal and customary charges associated with the issuance thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit which shall be due and payable on the issuance date and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

         (c) Section 8 of the Credit Agreement is hereby amended by deleting the word "and" at the end of Section 8.2.3(viii), replacing the period at the end of
Section 8.2.3(ix) with "; and" and adding the following paragraph to Section
8.2.3 at the end thereof:

                  "(x) Indebtedness to Somerset Capital Partners and its affiliates and Morgan Stanley Capital Partners; provided, however, that such Indebtedness (i) shall be unsecured; (ii) shall not to exceed $5,000,000 at any time; (iii) shall not accrue interest at a rate greater than 10% per annum; (iv) shall be subordinated pursuant to its terms to the Obligations owed by the Borrower to the Lender on terms and conditions satisfactory to the Lender; (v) shall not require the payment by the Borrower of any closing fees or expenses in connection therewith; (vi) shall be used by the Borrower solely to purchase new drilling rigs and related equipment and to refurbish existing stacked drilling rigs; and (vii) shall not be paid before the earlier to occur of (a) an initial public offering resulting in net proceeds to the Borrower of not less than $25,000,000 or (b) full and indefeasible payment of all Obligations to the Lender (other than regularly scheduled payments of interest on such Indebtedness provided that no Event of Default shall have occurred or shall occur as a result of such payments).

         (d) Section 8 of the Credit Agreement is hereby amended by adding the following sentence to Section 8.2.8 at the end thereof:

                  "Notwithstanding the foregoing (i) capitalized leases consented to in writing by the Lender; (ii) Capital Expenditures paid solely from proceeds of an equity infusion or offering of the Borrower; and (iii) Capital Expenditures consented to in writing by the Lender and paid solely from proceeds of Subordinated Debt payable to Somerset Capital Partners and its affiliates and Morgan Stanley Capital Partners, shall not be considered Capital Expenditures for purposes of calculating the maximum Capital Expenditures to be incurred by the Borrower as provided for in this Section 8.2.8."

         (e) Section 10 of the Credit Agreement is hereby amended by inserting the phrase "or on any Letters of Credit" after the reference to "Term Loan" in
Section 10.1.1.

         Section 3. Effectiveness; Conditions to Effectiveness. This Amendment will become effective on December 31, 2000 upon execution hereof by Borrower and Lender.

         Section 4. Miscellaneous.

         (a) Borrower hereby confirms to Lender that the representations and warranties of Borrower set forth in Section 7 of the Loan and Security Agreement (as amended from time to time) are true and correct as of the date hereof (other than those representations and warranties made as of a certain date), as if set forth herein in full.

         (b) Borrower has reviewed the provisions of this Third Amendment and all documents executed in connection therewith or pursuant thereto or incident or collateral hereto or thereto from time to time and there is no Event of Default thereunder, and no condition which, with the passage of time or giving of notice or both, would constitute an Event of Default thereunder.

         (c) Borrower agrees that each of the Loan Documents shall remain in full force and effect after giving effect to this Amendment.

         (d) This Third Amendment represents the entire agreement among the parties hereto relating to this Amendment, and supersedes all prior understandings and agreements among the parties relating to the subject matter of this Third Amendment.

         (e) Borrower represents and warrants that neither the execution, delivery or performance by Borrower of any of the obligations contained in this Amendment or in any Loan Document requires the consent, approval or authorization of any person or governmental authority or any action by or on account of with respect to any person or governmental authority.

                           [INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment under seal as of the date first set forth above.

                                        UNION DRILLING, INC.



                                        By:   /s/ Christopher Strong
                                           ------------------------------------
                                           Name:  Christopher Strong
                                           Title: Vice President & CFO



                                        FLEET CAPITAL CORPORATION



                                        By:    /s/ Katherine Lane
                                           ------------------------------------
                                           Name:  Katherine Lane
                                           Title: Vice President